                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

IN RE:                             (S)       Chapter 11
                                   (S)
SPECTRAVISION, INC.,               (S)       CASE NO. 95-659 (PJW)
SPI NEWCO, INC.,                   (S)
SPECTRADYNE, INC.,                 (S)
SPECTRADYNE INTERNATIONAL          (S)       Jointly Administered
INC., KALEVISION SYSTEMS,          (S)
INC. - USA,                        (S)
                                   (S)
     Debtors.                      (S)




                 _____________________________________________

              DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                 _____________________________________________

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE 1
     DEFINITIONS............................................................   2
     Rules of Interpretation................................................   2
     -----------------------

ARTICLE 2

     DESIGNATION OF
     CLAIMS AND INTERESTS.................................................... 14
     2.1     SUMMARY......................................................... 14

ARTICLE 3

     TREATMENT OF UNCLASSIFIED CLAIMS........................................ 16
     3.1     ADMINISTRATIVE CLAIMS........................................... 16
             (a)    GENERAL.................................................. 16
             (b)    PAYMENT OF STATUTORY FEES................................ 16
             (c)    BAR DATE FOR ADMINISTRATIVE CLAIMS....................... 16
                    (i)    GENERAL PROVISIONS................................ 16
                    (ii)   PROFESSIONALS..................................... 17
                    (iii)  ORDINARY COURSE LIABILITIES....................... 17
                    (iv)   CONTRACTUAL EMPLOYEE CLAIMS....................... 17
                    (v)    CLAIMS OF EMPLOYEES UNDER COMPANY POLICIES........ 17
                    (vi)   TAX CLAIMS........................................ 18
     3.2     TREATMENT OF PRE-PETITION PRIORITY TAX CLAIMS................... 18

ARTICLE 4

     CLASSIFICATION AND TREATMENT
     OF CLASSIFIED CLAIMS AND INTERESTS...................................... 19
     4.1     CLASS 1 - PRIORITY CLAIMS....................................... 19
     4.2     CLASS 2 - FOOTHILL CLAIMS....................................... 19
     4.3     CLASS 3 - SECURED CLAIMS OTHER THAN FOOTHILL CLAIMS AND CLAIMS OF
             HOLDERS OF SENIOR NOTES AND RESET NOTES......................... 19
     4.4     CLASS 4A - SECURED CLAIMS OF HOLDERS OF SENIOR NOTES AGAINST
             SPECTRAVISION................................................... 20
     4.5     CLASS 4B - SECURED CLAIMS OF HOLDERS OF RESET NOTES AGAINST
             SPECTRAVISION................................................... 20
     4.6     CLASS 5 - UNSECURED CLAIMS AGAINST SPECTRAVISION................ 21
     4.7     CLASS 6A - CLAIMS AGAINST SPI NEWCO OF HOLDERS OF SENIOR NOTES.. 21
     4.8     CLASS 6B - SPECTRAVISION CLAIMS AGAINST SPI NEWCO............... 21
     4.9     CLASS 6C - SUBORDINATED CLAIMS AGAINST SPI NEWCO OF HOLDERS OF
                         RESET NOTES......................................... 22

     4.10    CLASS 6D - OTHER UNSECURED CLAIMS AGAINST SPI NEWCO............. 22
     4.10A   CLASS 6E - SECURED CLAIMS AGAINST SPI NEWCO..................... 22
     4.11    CLASS 7A - CLAIMS AGAINST SPECTRADYNE OF HOLDERS OF SENIOR
             NOTES........................................................... 22
     4.12    CLASS 7B - UNSECURED CLAIMS AGAINST SPECTRADYNE NOT
             (INCLUDED IN ANOTHER CLASS (INCLUDING TRADE CLAIMS, REJECTION
             CLAIMS AND THE SPI NEWCO CLAIM)................................. 23
     4.13    CLASS 7C - SUBORDINATED CLAIMS AGAINST SPECTRADYNE UNDER RESET
             NOTES........................................................... 23
     4.14    CLASS 7D - SUBORDINATED CVR CLAIMS AGAINST SPECTRADYNE.......... 23
     4.15    CLASS 8 - CONVENIENCE CLAIMS AGAINST SPECTRADYNE................ 24
     4.16    CLASS 9 - UNSECURED CLAIMS AGAINST INTERNATIONAL................ 24
     4.17    CLASS 10 - UNSECURED CLAIMS AGAINST KALEVISION.................. 24
     4.18    CLASS 11 - OLD CLASS A AND OLD CLASS B COMMON STOCK............. 24
     4.19    CLASS 12 - HOLDERS OF OLD WARRANTS.............................. 25
     4.20    13 - HOLDERS OF SECURITIES CLAIMS............................... 25

ARTICLE 5

     ACCEPTANCE OR REJECTION OF THE PLAN..................................... 25
     5.1     VOTING CLASSES.................................................. 25
     5.2     PRESUMED ACCEPTANCE OF PLAN..................................... 25
     5.3     PRESUMED REJECTION OF PLAN...................................... 25

ARTICLE 6

     FUNDING AND METHODS OF DISTRIBUTION AND
     PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS............................. 25
     6.1     FUNDING OF DISTRIBUTIONS UNDER THE PLAN......................... 25
     6.2     DISTRIBUTION PROCEDURES......................................... 26
             (a)    DISTRIBUTIONS TO HOLDERS OF ALLOWED ADMINISTRATIVE EXPENSE
                    CLAIMS, PRE-PETITION TAX CLAIMS AND CLASS 1 PRIORITY
                    CLAIMS................................................... 26
             (b)    DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 3 SECURED
                    CLAIMS................................................... 26
             (c)    DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 7A, 7B, 7C AND.7D
                    UNSECURED CLAIMS......................................... 27
             (d)    DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 8 CONVENIENCE
                    CLAIMS................................................... 28

ARTICLE 7

     MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN....................... 28
     7.1     CASH DISTRIBUTIONS.............................................. 28
     7.2     DISTRIBUTION OF DEBTORS' NEWCO SHARES AND DEBTORS' NEWCO
             WARRANTS........................................................ 28
     7.3     CERTIFICATION OF CLAIMS BY INDENTURE TRUSTEES................... 29
     7.4     SURRENDER AND CANCELLATION OF OLD SECURITIES.................... 29
     7.5     BALLOT RECORD DATE; DISTRIBUTION DATE........................... 29

     7.6     DISPUTED CLAIMS................................................. 30
     7.7     MANNER OF PAYMENT UNDER THE PLAN................................ 30
     7.8     DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
             DISTRIBUTIONS................................................... 30

             (a)    DELIVERY OF DISTRIBUTIONS IN GENERAL..................... 30
             (b)    UNDELIVERABLE DISTRIBUTIONS.............................. 30
                    (i)    HOLDING AND INVESTMENT OF UNDELIVERABLE PROPERTY.. 30
                    (ii)   DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER IT
                           BECOMES DELIVERABLE AND FAILURE TO CLAIM
                           UNDELIVERABLE PROPERTY............................ 31
     7.9     DE MINIMIS DISTRIBUTIONS........................................ 31
     7.10    FAILURE TO NEGOTIATE CHECKS..................................... 31
     7.11    COMPLIANCE WITH TAX REQUIREMENTS................................ 31
     7.12    SETOFFS......................................................... 31
     7.13    FRACTIONAL INTERESTS............................................ 31

ARTICLE 8

     TREATMENT OF EXECUTORY CONTRACTS........................................ 32
     8.1     REJECTION OF ALL EXECUTORY CONTRACTS AND LEASES NOT ASSUMED..... 32
     8.2     CURE PAYMENTS................................................... 32
     8.3     BAR DATE FOR FILING OF REJECTION CLAIMS......................... 33

ARTICLE 9

     MEANS FOR EXECUTION AND IMPLEMENTATION.................................. 33
     9.1     CONSUMMATION OF THE ACQUISITION AGREEMENT....................... 33
     9.2     MERGER/DISSOLUTION OF CORPORATE ENTITIES........................ 33
     9.3     CANCELLATION OF OLD SECURITIES.................................. 34
     9.4     SPI COMMON STOCK................................................ 34
     9.5     REGISTRATION EXEMPTION FOR DEBTORS' NEWCO SHARES, DEBTORS' NEWCO
             WARRANTS AND SPI COMMON STOCK................................... 34
     9.6     CHARTER AND BY-LAWS............................................. 34
     9.7     CORPORATE ACTION................................................ 34
     9.8     THE PLAN ADMINISTRATOR.......................................... 35
             (a)    RESPONSIBILITIES......................................... 35
             (b)    POWERS................................................... 35
             (c)    COMPENSATION............................................. 35
             (d)    INFORMATION AND REPORTING................................ 36
             (e)    TERMINATION.............................................. 36
             (f)    OVERSIGHT BY CREDITORS' COMMITTEE........................ 36
     9.9     PRESERVATION OF RIGHTS OF ACTION................................ 36
     9.10    OBJECTIONS TO CLAIMS............................................ 36
     9.11    RELEASES........................................................ 37
     9.12    PARTIAL WAIVER OF SUBORDINATION................................. 38
     9.13    RETIREE BENEFITS................................................ 38
     9.14    EXEMPTION FROM STAMP AND SIMILAR TAXES.......................... 38

ARTICLE 10

     CONDITIONS TO EFFECTIVENESS OF THE PLAN................................. 38
     10.1    CONDITIONS TO EFFECTIVENESS..................................... 38
     10.2    WAIVER OF CONDITIONS............................................ 39
     10.3    NO REQUIREMENT OF FINAL ORDER................................... 39

ARTICLE 11

     EFFECTS OF PLAN CONFIRMATION............................................ 39
     11.1    DISCHARGE OF DEBTORS AND NEWCO AND INJUNCTION................... 39
     11.2    REVESTING....................................................... 40
     11.3    NO LIABILITY FOR SOLICITATION OR PARTICIPATION.................. 40
     11.4    LIMITATION OF LIABILITY......................................... 40
     11.5    OTHER DOCUMENTS AND ACTIONS..................................... 41
     11.6    POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS.... 41
     11.7    TERM OF INJUNCTIONS OR STAYS.................................... 41

ARTICLE 12

     CONFIRMABILITY OF PLAN AND CRAMDOWN..................................... 41

ARTICLE 13

     RETENTION OF JURISDICTION............................................... 41

ARTICLE 14

     MISCELLANEOUS PROVISIONS................................................ 43
     14.1    FRACTIONAL DOLLARS.............................................. 43
     14.2    MODIFICATION OF PLAN............................................ 43
     14.3    WITHDRAWAL OF PLAN.............................................. 43
     14.4    GOVERNING LAW................................................... 43
     14.5    TIME............................................................ 44
     14.6    PAYMENT DATES................................................... 44
     14.7    HEADINGS........................................................ 44
     14.8    SUCCESSORS AND ASSIGNS.......................................... 44
     14.9    EXHIBITS........................................................ 44
     14.10   SEVERABILITY OF PLAN PROVISIONS................................. 44
     14.11   NO ADMISSIONS................................................... 44
     14.12   CREDITORS' COMMITTEE............................................ 44

                     IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE



IN RE:                            (S)  Chapter 11
                                  (S)
SPECTRAVISION, INC.,              (S)  CASE NO. 95-659 (PJW)
SPI NEWCO, INC.,                  (S)
SPECTRADYNE, INC.,                (S)
SPECTRADYNE INTERNATIONAL         (S)  Jointly Administered
INC., KALEVISION SYSTEMS,         (S)
INC. - USA,                       (S)
                                  (S)
     Debtors.                     (S)


              DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION


     SpectraVision, Inc., SPI Newco, Inc., Spectradyne, Inc., Spectradyne International, Inc., and Kalevision Systems, Inc.-USA (collectively the "Debtors") as debtors and debtors-in-possession, propose this Plan of Reorganization pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Disclosure Statement (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

     All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.

                                   ARTICLE 1

                                  DEFINITIONS

     Rules of Interpretation.  As used herein, the following terms have the
     -----------------------
respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to affect the interpretation of the Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply. Any capitalized term used herein that is not defined herein but is defined in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan.

     1.1       "Acquisition Agreement" shall mean the Acquisition Agreement by
                ---------------------
and among Newco, Ascent, the Creditors' Committee, SpectraVision, Spectradyne and other Spectradyne Affiliates.

     1.2       "Addendum" shall mean the addendum to the Plan Sponsor Agreement
                --------
dated as of April 19, 1996, that was entered into by and among SpectraVision, Ascent, OCV and the Creditors' Committee.

     1.3       "Administrative Claim" means a Claim for costs and expenses of
                --------------------
administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code, including, without limitation:
(a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or payments for goods and services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estates under 28 U.S.C. (S) 1930. Administrative Claim includes any Claim of an employee or officer of the Debtors arising out of a Court-approved contract.

     1.4       "Administrative and Priority Distribution Reserve Surplus" means
                --------------------------------------------------------
(a) cash, including Earned Interest, deposited or held in the Distribution Reserve on account of Disputed or undetermined Administrative Expense Claims and Priority Claims, to the extent that they are disallowed in whole or in part after the Effective Date, less (b) an amount that shall be paid to compensate
                          ----
the Plan Administrator for its actual out-of-pocket expenses incurred in connection with the distributions of such surplus.

     1.5       "Affiliate" means (a) an entity that directly or indirectly owns,
                ---------
controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

     1.6       "Allowed" means, with respect to any Claim, proof of which has
                -------
been properly Filed or, if no proof of claim was so Filed, which was or hereafter is listed on the Schedules as liquidated in amount and not disputed or contingent, and, in either case, a Claim as to which no objection to the allowance thereof, or motion to estimate for purposes of allowance, shall have been Filed on or before any applicable period of limitation that may be fixed by the Bankruptcy Code, the Bankruptcy Rules and/or the Bankruptcy Court, or as to which any objection, or any motion to estimate for purposes of allowance, shall have been so Filed, to the extent allowed by a Final Order.

     1.7       "Allowed Claim" means that portion of a Claim, as that term is
                -------------
defined in Section 101(4) of the Code, other than an Administrative Claim or a Disputed Claim against the Debtors to the extent that (i) a proof of Claim has been timely Filed, or (ii) which has or may hereafter be scheduled by the Debtor as liquidated in an amount and undisputed or not contingent, or (iii) a Claim to which either the Debtor or a party-in-interest has not Filed an objection; and, in any case, a Claim as to which any order of the Court, or judgment of the Court allowing such claim in whole or in part, is no longer appealable, to which no appeal has been Filed, or to which all appellate or review remedies have been exhausted.

     1.8       "Allowed Secured Claim" means an Allowed Claim, or that portion
                ---------------------
thereof, of any creditor of the Debtors who holds a lien or security interest, as those terms are defined in Section 101 of the Code, which Claim has been properly perfected as required by law and determined in accordance with Section 506 of the Code with respect to properties owned by the Debtors. Such Allowed Secured Claim is secured only to the extent of the value of the Debtors' property which the Court finds is subject to a valid security interest of the creditor enforceable against property of the Estate.

     1.9       "Allowed Unsecured Claim" means an Allowed Claim, or that portion
                -----------------------
thereof, which is not entitled to priority or to secured status under the Code, and includes, but is not limited to, any claim arising as a result of a Debtor's execution of a guaranty agreement, promissory note, negotiable instrument, or other similar written instrument, whether as maker, endorser, guarantor, or otherwise.

     1.10      "Amended By-Laws" means the by-laws of SpectraVision, Inc., in
                ---------------
effect as of the Petition Date, as amended, substantially in the form included in the Plan Supplement.

     1.11      "Amended Certificate of Incorporation" means the amended and
                ------------------------------------
restated certificate of incorporation of Spectradyne, Inc., as surviving entity after the mergers contemplated by Section 9.2 of the Plan, effective as of the Effective Date, substantially in the form included in the Plan Supplement.

     1.12      "Ascent" means Ascent Entertainment Group, Inc.
                ------

     1.13      "Assumed Liabilities" means the liabilities of Debtors that are
                -------------------
being assumed or paid by Newco and/or its subsidiaries in accordance with the terms of Section 4 of the Acquisition Agreement. Generally, Assumed Liabilities include (i) certain Administrative Claims incurred in the ordinary course of business, as limited by the provisions of the Acquisition Agreement, (ii) up to $40 million of liabilities under the DIP Facility, (iii) liabilities under certain contracts, leases and licenses entered by Debtors after the Petition Date or assumed by Debtors pursuant to Bankruptcy Court Order, and (iv) liabilities under contracts and leases that Newco directs Debtors to assume.

     1.14      "Ballots" means the written Ballots for acceptance or rejection
                -------
of the Plan.

     1.15      "Ballot Record Date" means August 2, 1996.
                ------------------

     1.16      "Ballot Return Date" means 5:00 p.m. Eastern Daylight Time on
                ------------------
September 4, 1996, unless and to the extent such date is extended by the Debtors in accordance with the Disclosure Statement.

     1.17      "Bankruptcy Code" or "Code" means Title 11 of the United States
                -------------------------
Code as now in effect or hereafter amended.

     1.18      "Bankruptcy Court" means the United States Bankruptcy Court for
                ----------------
the District of Delaware, which presides over this proceeding, or if necessary, the United States District Court for said District having original jurisdiction over this case.

     1.19      "Bankruptcy Rules" means, collectively (a) the Federal Rules of
                ----------------
Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

     1.20      "Business Day" means any day, other than a Saturday, Sunday or
                ------------
"legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     1.21      "Cash" means cash, wire transfer, certified check, cash
                ----
equivalents and other readily marketable securities or instruments, including, without limitation, readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from Reorganized SPI.

     1.22      "Claim" means any right to payment from the Debtors arising
                -----
before the Confirmation Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

     1.23      "Class" means one of the classes of Claims or Interests defined
                -----
in Article III hereof.

     1.24      "Class 3 Distribution Reserve Surplus" means (a) Cash, including
                ------------------------------------
Earned Interest, deposited or held in the Distribution Reserve on account of Secured Claims, to the extent they are disallowed in whole or in part after the Effective Date, less (b) an amount that shall be paid to compensate the Plan Administrator for its actual out-of-pocket expenses incurred in connection with the distributions of such surplus.

     1.25      "Class 4A Percentage" means the percentage resulting from
                -------------------
dividing (i) the Allowed Amount of the Claims in Class 4A by (ii) the sum of the Allowed Claims in Class 4A and 4B.

     1.26      "Class 4B Percentage" means the percentage resulting from
                -------------------
dividing (i) the Allowed Amount of the Claims in Class 4B by (ii) the sum of the Allowed Claims in Class 4A and 4B.

     1.27      "Class 6A Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 6A by (ii) the sum of the Allowed Claims in Classes 6A, 6B, 6C and 6D.

     1.28      "Class 6B Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 6B by (ii) the sum of the Allowed Claims in Classes 6A, 6B, 6C and 6D.

     1.29      "Class 6C Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 6C by (ii) the sum of the Allowed Claims in Classes 6A, 6B, 6C and 6D.

     1.30      "Class 6D Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 6D by (ii) the sum of the Allowed Claims in Classes 6A, 6B, 6C and 6D.

     1.31      "Class 7A Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 7A by (ii) the sum of the Allowed Claims in Classes 7A, 7B, 7C and 7D.

     1.32      "Class 7B Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 7B by (ii) the sum of the Allowed Claims in Classes 7A, 7B, 7C and 7D.

     1.33      "Class 7C Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 7C by (ii) the sum of the Allowed Claims in Classes 7A, 7B, 7C and 7D.

     1.34      "Class 7D Percentage" means the percentage resulting from
                -------------------
dividing (i) the amount of Allowed Claims in Class 7D by (ii) the sum of the Allowed Claims in Classes 7A, 7B, 7C and 7D.

     1.35      "Company" means SpectraVision, Inc. f/k/a SPI Holding, Inc., a
                -------
Delaware Corporation and its Affiliates.

     1.36      "Confirmation" means the entry of a Confirmation Order
                ------------
confirming this Plan at or after a hearing pursuant to Section 1129 of the Bankruptcy Code.

     1.37      "Confirmation Date" means the date the Confirmation Order is
                -----------------
entered on the docket by the Clerk of the Bankruptcy Court.

     1.38      "Confirmation Order" means the order entered by the Bankruptcy
                ------------------
Court determining that this Plan meets the requirements of Chapter 11 of the Bankruptcy Code and is entitled to Confirmation pursuant to Section 1129 of the Bankruptcy Code.

     1.39      "Convenience Claim" means any Allowed Unsecured Claim in Class 7B
                -----------------
other than an Intercompany Claim, in an amount (a) equal to or less than $500, or (b) greater than $500, but which is reduced to $500 by written election of the holder of such Claim made on a validly executed and timely delivered Ballot. All Allowed Unsecured Claims (other than Intercompany Claims) of a single holder will be aggregated and treated as a single Allowed Unsecured Claim for purposes of determining such holder's entitlement to Convenience Claim treatment.

     1.40      "Convenience Class Distribution Reserve Surplus" means (a) Cash,
                ----------------------------------------------
including Earned interest, deposited or held in the Distribution Reserve on account of Disputed or undetermined Convenience Claims or Convenience Claims, to the extent they are disallowed in whole or in part after the Effective Date, less (b) an amount that shall be paid to compensate the Plan Administrator for its actual out-of-pocket expenses incurred in connection with the distributions of such surplus.

     1.41      "Creditors' Committee" means the official Committee of Unsecured
                --------------------
Creditors appointed in the Chapter 11 case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

     1.42      "CVR Agreement" means the Contingent Value Rights Agreement
                -------------
between SPI Holding, Inc., Spectradyne, Inc. and U.S. Trust Co. of Texas, N.A. dated November 23, 1992.

     1.43      "CVRs" means the contingent value rights of the Company, as
                ----
provided in the agreement dated as of November 23, 1992, between the Company, Spectradyne and U.S. Trust Company of Texas, N.A.

     1.44      "CVR Claims" means the claims of owners of CVRs.
                ----------

     1.45      "CVR Trustee" means United States Trust Company of New York, as
                -----------
Successor Trustee under the CVR Agreement.

     1.46      "Debtors" means SpectraVision, Inc., SPI Newco, Inc.,
                -------
Spectradyne, Inc., Spectradyne International, Inc., and Kalevision Systems, Inc.-USA, when acting in their capacity as representatives of their respective bankruptcy estates.

     1.47      "Debtors' Newco Shares" means the shares of Newco Common Stock
                ---------------------
issued to Debtors in consideration for the transfer of Debtors' Assets in accordance with the terms of the Acquisition Agreement.

     1.48      "Debtors' Newco Warrants" shall mean the Newco Warrants issued to
                -----------------------
Debtors in consideration for the transfer of Debtors' Assets in accordance with the terms of the Acquisition Agreement.

     1.49      "DIP Facility" means the obligations of the Debtors to Foothill
                ------------
under the Loan and Security Agreement between Spectradyne and Foothill Capital Corporation dated as of June 9, 1995, together with the documents, agreements and order(s) of the Bankruptcy Court authorizing and governing such obligations.

     1.50      "Disclosure Statement" means the Disclosure Statement Filed by
                --------------------
the Debtors as approved by the Bankruptcy Court for submission to the Creditors, Interest holders, and parties-in-interest of the Debtors, as it may have been amended or supplemented from time to time.

     1.51      "Disputed Claim" means a Claim as to which a proof of claim has
                --------------
been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of this Plan a Claim shall be considered a Disputed Claim to the extent that: (i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim Scheduled by the Debtor in its Schedules of Assets and Liabilities to the extent of such excess; (ii) any corresponding Claim Scheduled by the Debtor in its Schedules of Assets and Liabilities has been Scheduled as disputed, contingent, or unliquidated, irrespective of the amount Scheduled; or (iii) no corresponding Claim has been Scheduled by the Debtor in its Schedules of Assets and Liabilities. Disputed Claims also includes Claims subject to a pending action for equitable subordination of such Claims.

     1.52      "Distributable New Securities" means the Debtors' Newco Shares
                ----------------------------
and Debtors' Newco Warrants available for distribution after the creation of the Distribution Reserve, any purchase price adjustment and the sale, if permitted under applicable securities laws, of any New Securities needed to fund cash obligations under the Plan and the Distribution Reserve.

     1.53      "Distribution Account" means an interest bearing account at a
                --------------------
domestic commercial bank established for the benefit of holders of Allowed
Claims.

     1.54      "Distribution Date" means the date the Plan Administrator
                -----------------
commences distributions under the Plan.

     1.55      "Distribution Reserve" means a reserve established to hold, in
                --------------------
one or more segregated accounts to be established by the Debtors or the Plan Administrator, Cash and New Securities equal to the aggregate of (a) cash that would have been distributed on the Effective Date on account of Disputed or undetermined (i) Administrative Expense Claims had they been Allowed Claims, provided that with respect to Administrative Expense Claims for which
- --------
applications for compensation of professionals or other persons retained or to be compensated pursuant to sections 327, 328, 330, 331 and 503(b) of the Bankruptcy Code are or will be pending but are then undetermined, the amount of cash deposited shall be the amount sought by such persons or the maximum amount such persons indicate that they intend to apply for, (ii) Priority Claims, (iii) Secured Claims, and (iv) Convenience Claims, plus (b) Earned Interest on all
                                             ----
cash in the Distribution Reserve, plus (c) cash in the amount of the sum of the
                                  ----
estimated compensation and estimated out-of-pocket fees and expenses of, or to be incurred by, the Plan Administrator, plus (d) cash in the amount of all taxes
                                        ----
previously incurred by the Debtors (and not paid or otherwise provided for under the Plan) and all taxes and professional fees estimated to be incurred by the Reorganized Debtor, including the professional fees of the Reorganized Debtor, the Plan Administrator and the Creditors' Committee, plus (e) cash in the amount
                                                     ----
of all estimated costs and expenses of effectuating the corporate actions contemplated by Article 8 of the Plan, plus (f) cash in the amount of the
                                       ----
estimated operating expenses of the Reorganized Debtor, plus (g) Debtors' Newco
                                                        ----
Shares and Warrants held from distribution on account of Disputed or undetermined Unsecured Claims and estimated Rejection Claims equal to the Pro Rata Share of Debtors' Newco Shares and Warrants to which each holder of a Disputed or undetermined Unsecured Claim or Rejection Claim would have been entitled on the Effective Date in respect of the disputed or undetermined portion as if the disputed or undetermined portion of such Claim had been allowed on the Effective Date, plus (h) Debtors' Newco Shares and Debtors' Newco
                               ----
Warrants held in reserve for possible liquidation, if permitted under applicable securities laws, by the Plan Administrator to pay litigation expenses and other administrative expenses after the Effective Date.

     1.56      "Distribution Reserve Surplus Account" means an account to be
                ------------------------------------
established by the Reorganized Debtor or the Plan Administrator to hold Cash in an amount equal to the Administrative and Priority Distribution Reserve Surplus, the Class 3 Distribution Reserve Surplus, the Convenience Class Distribution Reserve Surplus, and Earned Interest on all Cash in the Distribution Reserve Surplus Account.

     1.57      "Distributions" means the properties or interests in property to
                -------------
be paid or distributed hereunder to the holders of Allowed Claims.

     1.58      "Docket" means the docket in the Reorganization Case maintained
                ------
by the Clerk.

     1.59      "Earned Interest" means, for purposes of cash distribution under
                ---------------
the Plan, interest for each day during any calendar month, at an assumed rate per annum for each calendar month (or portion thereof) after the Effective Date, equal to the 30-Day Treasury Rate in effect on the first Business Day of such month.

     1.60      "EDS" means Electronic Data Systems Corporation.
                ---

     1.61      "EDS Agreements" means the Agreement for Phase 1 Information
                --------------
Technology Services between Spectradyne and EDS dated July 28, 1993 with subsequent addendums, the Phase 2 Information Technology Product and Service Agreement between Spectradyne and EDS dated August 27, 1993 with subsequent addendums, and the Personal Computer Functionality Management Agreement between SpectraVision and EDS.

     1.62      "EDS Claims" are the Claims of EDS and EDS Technical Products
                ----------
Corporation under the EDS Agreements.

     1.63      "Effective Confirmation Order" means the Confirmation Order
                ----------------------------
rendered by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which (i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a (Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.

     1.64      "Effective Date" means the date on which all of the conditions
                --------------
required in Section 10.1 have occurred, except as expressly waived by the Debtors, Ascent and the Creditors' Committee.

     1.65      "Employee Claim" means a Claim based on salaries, wages, sales
                --------------
commissions, expense reimbursements, accrued vacation pay, health-related benefits, incentive programs, employee compensation guarantees, severance or similar employee benefits.

     1.66      "Estates" means the estates created in these reorganization cases
                -------
under Section 541 of the Bankruptcy Code.

     1.67      "Estimated Claim" means a Claim, the allowed amount of which has
                ---------------
been or is to be estimated by the Court under Section 502(c) of the Code.

     1.68      "Executory Contract" means any unexpired lease and/or executory
                ------------------
contract as set forth in Section 365 of the Code.

     1.69      "File" or "Filed" means filed with the Bankruptcy Court in the
                ----      -----
Reorganization Case.

     1.70      "Final Order" means an order or judgment of the Bankruptcy Court,
                -----------
or other court of competent jurisdiction, as entered on the Docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which (i) the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely filed, or (ii) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     1.71      "Foothill" means Foothill Capital Corporation, lender under the
                --------
DIP Facility.

     1.72      "Impaired" means that class of claims or interests is impaired
                --------
because the plan alters the legal, equitable or contractual rights of a claim or Interest Holders within the meaning of 11 U.S.C. (S) 1124.

     1.73      "Indenture" or "Indentures" means each or both of (i) the
                ---------      ----------
Indenture, dated as of October 1, 1993 between SPI Holding, Inc. and First Trust National Association, as Trustee, relating to the Senior Notes, and (ii) the Reset Indenture.

     1.74      "Indenture Trustee or Trustees" means, as the context implies,
                -----------------------------
each or both of the Trustees under the Indentures.

     1.75      "Indenture Trustee Expenses" means any unpaid Indenture Trustee's
                --------------------------
or CVR Trustee's fees, and reasonable unpaid out-of-pocket costs or expenses incurred through the Effective Date by the Indenture Trustee or the CVR Trustee, including, without limitation, reasonable out-of-pocket costs and expenses and reasonable fees of legal counsel to the Indenture Trustee or CVR Trustee, which are secured or which are entitled to be secured under the Indenture or CVR Agreement by a lien or other priority in payment against distributions to be made to holders of Claims under the Indenture.

     1.76      "Interest" means the rights of the owners and/or holders of
                --------
outstanding share or shares of the Company's Class A Common Stock and Class B Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

     1.77      "International" means Spectradyne International, Inc., one of the
                -------------
Debtors.

     1.78      "Kalevision" means Kalevision Systems, Inc.-USA, one of the
                ----------
Debtors.

     1.79      "Newco" means the Delaware corporation to be formed by Ascent
                -----
that will (i) acquire the assets, leases, operation and business of OCV through a merger of OCV and a wholly-owned subsidiary of Newco, (ii) acquire the assets of Debtors and their Affiliates through acquiring the stock of New Spectradyne,
(iii) assume the OCV Debt, and (iv) assume or pay the Assumed Liabilities either directly or through the assumption or payment of such liabilities by its subsidiaries.

     1.80      "New Securities" shall mean the Debtors' Newco Shares and
                --------------
Debtors' Newco Warrants.

     1.81      "New Spectradyne" shall mean Spectradyne following consummation
                ---------------
of the transactions contemplated by the Plan and the Acquisition Agreement. As of the Effective Date, New Spectradyne will be a wholly-owned subsidiary of Newco.

     1.82      "Newco Common Stock" means the common stock of Newco.
                ------------------

     1.83      "Newco Promissory Notes" shall mean the negotiable promissory
                ----------------------
notes in substantially the form and incorporating the terms set forth in the Plan Supplement.

     1.84      "Newco Warrants" means the warrants of Newco issued on the
                --------------
Closing Date and exercisable for seven (7) years from the Closing Date at a price calculated in the manner set forth in the Acquisition Agreement.

     1.85      "OCV" means On Command Video Corporation, a majority owned
                ---
subsidiary of Ascent.

     1.86      "OCV Agreement" means the merger agreement between Newco and OCV,
                -------------
pursuant to which a wholly owned subsidiary of Newco will be merged with and into OCV.

     1.87      "OCV Debt" means the current liabilities of OCV plus the
                --------
Additional OCV Debt as defined in the Acquisition Agreement.

     1.88      "Old Class A Common Stock" means the Class A Common Stock of the
                ------------------------
Company.

     1.89      "Old Class B Common Stock" means the Class B Common Stock of the
                ------------------------
Company.

     1.90      "Old Common Stock" means the Old Class A Stock and the Old Class
                ----------------
B Stock.

     1.91      "Old Debt Securities" means the Senior Notes, the Reset Notes and
                -------------------
the CVRs.

     1.92      "Old Securities" means the Senior Notes, the Reset Notes, the
                --------------
CVRs, the Old Common Stock and the Old Warrants.

     1.93      "Old Warrants" means the 4,322,260 warrants issued by SPI
                ------------
Holding, Inc. in 1987 and exercisable until October 8, 1997.

     1.94      "Order" means an order or judgment of the Bankruptcy Court as
                -----
entered on the Docket.

     1.95      "Person" means any individual, corporation, general partnership,
                ------
limited partnership, association, joint stock company, joint venture, estate, trust, indenture trustee, government or any political subdivision, governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or other entity.

     1.96      "Petition Date" means June 8, 1995, the date on which Debtors'
                -------------
filed their voluntary Chapter 11 petitions.

     1.97      "Plan" means this Plan of Reorganization in its present form, or
                ----
as it may be amended, modified, and/or supplemented from time to time in accordance with the Code, or by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

     1.98      "Plan Administrator" means the person to be designated by the
                ------------------
Creditors' Committee and retained, as of the Effective Date, by the Reorganized Debtor with approval of the Bankruptcy Court, as the fiduciary responsible for, among other things, the sale or other disposition of Remaining Assets, holding and distributing the consideration to be distributed to holders of Claims pursuant to the Plan, the Plan Administration Agreement, the Confirmation Order, or such other order as may be entered by the Bankruptcy Court, the completion of the process of prosecution or settlement of objections to Disputed Claims asserted by the Debtors or the Reorganized Debtor and the completion of all other obligations of the Reorganized Debtor and such person pursuant to the Plan and the Plan Administration Agreement.

     1.99      "Plan Supplement" means the documents including the forms of the
                ---------------
Amended By-Laws, Amended Certificate of Incorporation, Newco Warrant Agreement, OCV Merger Agreement and Plan Administration Agreement, Schedules to the Acquisition Agreement, as well as a list of the executory contracts and unexpired leases to be assumed pursuant to the Plan, which shall be contained in a separate Plan Supplement which shall be filed with the Clerk of the Bankruptcy Court at least fifteen (15) days prior to the date on which the Confirmation Hearing shall first commence or such shorter period as ordered by the Court. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. Holders of Claims against and Equity Interests in the Debtors may obtain a copy of the Plan Supplement upon written request to the Debtors. The Plan Supplement is incorporated into and is a part of the Plan as if fully set forth herein.

     1.100     "Priority Claim" means all Claims entitled to priority under 11
                 --------------
U.S.C. (S)(S) 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

     1.101     "Pro Rata" means proportionately, based on the percentage of the
                --------
distribution made on account of a particular Allowed Claim bears to the distributions made on account of all Allowed Claims of the Class in which the Allowed Claim is included.

     1.102     "Quarterly Surplus Distribution Date" means the last day, or if
                -----------------------------------
the last day is not a Business Day, the first Business Day after the end, of the months of March, June, September and December. The first Quarterly Surplus Distribution Date shall be December 31, 1996.

     1.103     "Rejection Claim" means a Claim resulting from the rejection of a
                ---------------
lease or executory contract by a Debtor.

     1.104     "Reorganization Case" means, collectively, the Debtors' case
                -------------------
under Chapter 11 of the Bankruptcy Code.

     1.105     "Reorganized SPI" or Reorganized Debtor means SpectraVision, SPI
                ---------------
Newco and Kalevision as they shall exist after the Effective Date of this Plan. When a provision in this Plan refers to Reorganized SPI as the payor of a Claim, the actual payor shall be the Debtor liable for such claim.

     1.106     "Reset Indenture" means the Indenture, dated as of November 23,
                ---------------
1992 between SPI Holding, Inc. and U.S. Trust Company of Texas, N.A., as Trustee, relating to the Reset Notes.

     1.107     "Reset Notes" means the 11.65% Senior Subordinated Reset Notes
                -----------
due 2002.

     1.108     "Reset Note Recovery" means, if each of Classes 4B, 6C and 7C
                -------------------
accepts the Plan in accordance with Section 1126(c) of the Bankruptcy Code, the Debtors' Newco Shares and Debtors' Newco Warrants distributable on account of Classes 4A, 4B, 6A, 6C, 7A, 7C and 7D at or after such time as the Indenture Trustee for the Senior Notes has received the Senior Note Compromise Recovery.

     1.109     "Schedules" means the Schedules of Assets and Liabilities,
                ---------
Statement of Financial Affairs and Statement of Executory Contracts which may be filed by the Debtors with the Bankruptcy Court as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of Debtor.

     1.110     "Secured Claim" means any Claim that is secured by a lien on
                -------------
property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.111     "Securities Claims" means (i) any Claim arising from rescission
                -----------------
of a purchase or sale of Old Common Stock or for damages arising from the purchase or sale of Old Common Stock, or (ii) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

     1.112     "Security Agreement" means the documentation under which a lien
                ------------------
against property is reflected.

     1.113     "Senior Note Compromise Recovery" means distributions to the
                -------------------------------
Indenture Trustee for the Senior Notes of (i) a number of shares of Newco Common Stock equal to 19.19% of al l Newco Common Stock and (ii) a number of Newco Warrants equal to the right to purchase 4.88% of the Newco Common Stock on a fully diluted basis.

     1.114     "Senior Note Guarantees and Pledges" means the guarantees of the
                ----------------------------------
Senior Notes and pledges securing such guarantees.

     1.115     "Senior Notes" means the 11 1/2% Senior Discount Notes due 2001.
                ------------

     1.116     "Spectradyne" means Spectradyne, Inc., one of the Debtors.
                -----------

     1.117     "SPI Newco Distribution" means the distribution of New Securities
                ----------------------
to SPI Newco on account of its Unsecured Claim against Spectradyne in the approximate amount of $138 million.

     1.118     "SPI Newco Note" means the promissory note dated August 5, 1988
                --------------
in the original principal amount of $350 million payable by SPI Newco to the order of SpectraVision.


     1.119     "Stock and Warrant Reserve Surplus" shall mean (a) Debtors' Newco
                ---------------------------------
Shares and Debtors' Newco Warrants deposited or held in the Distribution Reserve on account of Disputed or undetermined Unsecured Claims and Rejection Claims, to the extent that they are disallowed in whole or in part after the Effective Date, less (b) that number of Debtors' Newco Shares and Debtors' Newco Warrants
      ----
that are sold to compensate the Plan Administrator for its actual out-of-pocket expenses incurred in connection with the distributions of such surplus.

     1.120     "Tax Claim" means an Unsecured Allowed Claim of a governmental
                ---------
entity as provided by Section 507(a)(8) of the Code.

     1.121     "Unsecured Claim" means any Claim that is not an Administrative
                ---------------
Claim, Tax Claim or Secured Claim.


                                   ARTICLE 2

                                DESIGNATION OF
                             CLAIMS AND INTERESTS

      2.1 SUMMARY. The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

     Class                                   Status
     -----                                   ------

A.   SECURED CLAIMS

     Class 2: Foothill Claims                Unimpaired - no right to vote

     Class 3: Secured Claims Other Than      Impaired - entitled to vote
              Foothill Claims and Class
              4 Claims

     Class 4A: Secured Claims of Holders     Impaired - entitled to vote
               of Senior Notes Against
               SpectraVision

     Class 4B: Secured Claims of Holders     Impaired - entitled to vote
               of Reset Notes Against
               SpectraVision

B.   UNSECURED CLAIMS

     Class 1: Priority Claims                Unimpaired - no right to vote

     Class 5: Unsecured Claims Against       Impaired - deemed to have rejected
              SpectraVision

     Class 6A: Claims Against SPI Newco      Impaired - entitled to vote
               of Holders of Senior Notes

     Class 6B: SpectraVision Claims          Impaired - entitled to vote
               Against SPI Newco

     Class 6C: Subordinated Claims Against   Impaired - entitled to vote
               SPI Newco of Holders of
               Reset Notes

     Class 6D: Other Unsecured Claims        Impaired - entitled to vote
               Against SPI Newco

     Class 6E: Secured Claims Against        Impaired - deemed to have rejected
               SPI Newco

     Class 7A: Claims Against Spectradyne    Impaired - entitled to vote
               of Holders of Senior Notes

     Class 7B: Unsecured Claims Against      Impaired - entitled to vote
               Spectradyne not included in
               another class (including
               trade Claims, Rejection
               Claims and the SPI Newco
               Claim)

     Class 7C: Subordinated Claims Against   Impaired - entitled to vote
               Spectradyne Under Reset
               Notes

     Class 7D: Subordinated CVR Claims       Impaired - deemed to have rejected
               Against Spectradyne

     Class 8:  Convenience Claims Against    Impaired - entitled to vote

              Spectradyne

     Class 9: Unsecured Claims Against       Unimpaired - no right to vote
              International

     Class 10: Unsecured Claims Against      Impaired - entitled to vote
               Kalevision

C.   INTERESTS

     Class 11: Old Class A Common Stock      Impaired - deemed to have rejected
               and Old Class B Common Stock

     Class 12: Old Warrants                  Impaired - deemed to have rejected

     Class 13: Securities Claims             Impaired - deemed to have rejected


                                   ARTICLE 3

                       TREATMENT OF UNCLASSIFIED CLAIMS

      3.1      ADMINISTRATIVE CLAIMS.

               (a) GENERAL. Subject to the bar date provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the date on which such Claim becomes an Allowed Administrative Claim and (c) such other date as is mutually agreed upon by the Debtors and the holder of such Claim; provided, however, that Administrative
                                      --------  -------
Claims that represent liabilities incurred by the Debtors in the ordinary course of their business during the Reorganization Cases shall be paid by Newco and/or its subsidiaries in the ordinary course of business and in accordance with any terms and conditions of any agreements relating thereto to the extent that such liabilities constitute Assumed Liabilities. Payments on Administrative Claims that are not Assumed Liabilities shall be made by the Debtors, the Reorganized Debtor or the Plan Administrator on behalf of the Reorganized Debtor. Neither Newco nor any of its affiliates will be responsible for the payment of any Administrative Claims that are not Assumed Liabilities.

               (b) PAYMENT OF STATUTORY FEES. All fees payable pursuant to 28 U.S.C. (S)1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

               (c)   BAR DATE FOR ADMINISTRATIVE CLAIMS.

                     (i) GENERAL PROVISIONS. Except as provided below in Sections 3.1(c)(iii), 3.1(c)(iv) and 3.1(c)(v), requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative

Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Newco, any of their affiliates or any of their respective property.

               (ii) PROFESSIONALS. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on Reorganized SPI and the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than forty-five (45) days after the Effective Date. Objections to applications of professionals for compensation or reimbursement of expenses must be Filed and served on Debtors and the professionals to whose application the objections are addressed no later than seventy (70) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by Debtors or the Creditors' Committee (or any successor thereto) subsequent to the Effective Date may be paid by the Plan Administrator without application to the Bankruptcy Court.

               (iii) ORDINARY COURSE LIABILITIES. Holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. To the extent that Administrative Claims are Assumed Liabilities, such Administrative Claims shall be assumed and/or paid by Newco pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims. To the extent that ordinary course liabilities are not Assumed Liabilities, such liabilities shall be paid by the Reorganized Debtor as soon as practicable after the Effective Date. Neither Newco nor any of its affiliates will have any responsibility for such liabilities.

               (iv) CONTRACTUAL EMPLOYEE CLAIMS. Holders of Claims under employment contracts approved by the Court shall not be required to File any request for payment of such Claims and such Claims shall be paid in full on the Effective Date.

               (v) CLAIMS OF EMPLOYEES UNDER COMPANY POLICIES. Each current employee of Debtors will have an Allowed Administrative claim for amounts owed to such employee under the Debtors' employee policies. Employees shall not be required to file any request for payment of Employee Claims for accrued and unused paid time off and sick leave or Employee Claims for severance benefits described herein. Each employee that is both terminated by Debtors in accordance with the requirements of the Acquisition Agreement and is not hired by Newco,
                                                   ---
New Spectradyne, or an affiliate of either, shall be entitled, subject to the limitations on total severance payments described below, to payment of Employee Claims for severance equal to one week's regular straight time pay (i.e. employee's regular base hourly rate of pay multiplied by 40 hours) for each complete year of service, with a two (2) week minimum. The severance benefit for regular part-time employees will be prorated based on the number of hours the employee is regularly scheduled to work each week divided by 40 hours. Total severance payments under this provision shall not exceed $525,000. In the event that employees eligible for severance payments hereunder have severance Claims that, in the aggregate, exceed $525,000, each employee's Administrative Claim for severance will be calculated by multiplying (i) $525,000 divided by the total dollar amount of severance Claims, by (ii) the employee's regular base hourly rate multiplied by the product of (x) 40 hours times (y) the employee's number of completed years of service. Any unpaid Employee Claims for severance after application of this formula will be an Allowed Class 7B Claim.

               (vi) TAX CLAIMS. All requests for payment of Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-petition Tax Claim against any of the Debtors, Newco, any of their affiliates or their respective property, whether any such Post-petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state law, on the Effective Date the lien shall be released from all assets of Spectradyne and shall attach on the Effective Date to the assets of Reorganized SPI. To the extent that a Tax Claim is a Disputed Claim, any lien securing such Disputed Claim under applicable state law shall attach to the Distribution Reserve for such Disputed Claim.

      3.2 TREATMENT OF PRE-PETITION PRIORITY TAX CLAIMS. Each holder of an Allowed Pre-Petition Tax Claim shall be paid in Cash in full on the latest of:
(i) the first practicable date after the Effective Date, (ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order,
(iii) the last day the taxes may be paid under applicable law without incurring penalties or interest, and (iv) such other time or times as may be agreed to by the holder of such Claim and the Plan Administrator. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state law, on the Effective Date the lien shall be released from all assets of Spectradyne and shall attach to the assets of Reorganized SPI. To the extent that a Tax Claim is a Disputed Claim, any lien securing such Disputed Claim under applicable state law shall attach to the Distribution Reserve for such Disputed Claim.

                                   ARTICLE 4

                        CLASSIFICATION AND TREATMENT OF
                        CLASSIFIED CLAIMS AND INTERESTS

     4.1  CLASS 1 - PRIORITY CLAIMS.

          (a)  Classification:  Class 1 consists of all non-tax Priority Claims.

          (b) Treatment: Class 1 is unimpaired and, accordingly, the members of Class 1 are not entitled to vote on the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 will be paid the Allowed amount of such Claim in full in cash by the Debtor liable on such Claim on or before the later of (a) the first practicable date after the Effective Date, (b) the date such Claim becomes an Allowed Claim, and (c) such other date as is mutually agreed upon by the Debtor and the holder of such Claim.

     4.2  CLASS 2 - FOOTHILL CLAIMS.

          (a) Classification: Class 2 consists of all Allowed Secured Claims of Foothill.

          (b) Treatment: Class 2 is unimpaired and the holder of the Class 2 Claim will not be entitled to vote on the Plan. The Allowed Secured Claims of Foothill shall be satisfied in full on the Effective Date or shall be treated on such terms as are acceptable to Foothill and Newco.

     4.3 CLASS 3 - SECURED CLAIMS OTHER THAN FOOTHILL CLAIMS AND CLAIMS OF HOLDERS OF SENIOR NOTES AND RESET NOTES.

          (a) Classification: Class 3 consists of all Allowed Secured Claims other than the Foothill Claims, and the Claims of holders of Senior Notes or Reset Notes.

          (b) Treatment: Class 3 is impaired, and the holders of Allowed Claims in such Class are entitled to vote on the Plan. At the Debtor's option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive accelerated payment from the Debtors after the occurrence of a default, the Debtors may cure any such default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such Claim as such maturity existed before such default, compensate the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such Claim entitles the holder, all pursuant to section 1124 of the Bankruptcy Code, or (c) the Debtors may either (i) pay an Allowed Secured Claim in full, in cash, or (ii) the Debtors may deliver to the holder of an Allowed Secured Claim the property securing such Claim, or (iii) at Newco's election and direction, New Spectradyne may deliver to the holder of an Allowed Secured Claim deferred cash payments in accordance with the requirements of section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Debtors or Plan Administrator and the holder of such Allowed Secured Claim or (B) if they do not agree, by the Bankruptcy Court, or (d) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section 365(b) of the Bankruptcy Code, or (e) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to by the holder of such Claim.

     4.4 CLASS 4A - SECURED CLAIMS OF HOLDERS OF SENIOR NOTES AGAINST SPECTRAVISION

          (a) Classification: Class 4A consists of the Allowed Secured Claims of the holders of the Senior Notes against SpectraVision.

          (b) Treatment: Class 4A is impaired and, accordingly, members of Class 4A are entitled to vote on the Plan. Each holder of an Allowed Claim in Class 4A will receive its Pro Rata share of the Class 4A Percentage and the Class 4B Percentage of the distribution to SpectraVision on account of unpaid principal and interest owed under the SPI Newco Note until the Indenture Trustee for the holders of the Senior Notes shall have received the Senior Note Compromise Recovery. The Plan Administrator shall deliver the Class 4B Percentage of the SPI Newco Distribution to the Indenture Trustee for the Senior Notes in accordance with the requirements of Article 10 of the Reset Indenture which requires any distribution on account of the Reset Notes, after giving effect to the lien rights of Indenture Trustee for the Reset Notes, to be delivered to the Indenture Trustee for the Senior Notes. If Class 4B accepts the Plan, acceptance of the Plan by either Class 4A or a majority in principal amount of the Claims in Class 4A will constitute a partial waiver of the subordination provisions set forth in Article 10 of the Reset Indenture and, upon receipt by the Indenture Trustee for the holders of the Senior Notes of the Senior Note Compromise Recovery, the Indenture Trustee for the Senior Notes will deliver to the Indenture Trustee for the Reset Notes all distributions to Class 4A, for distribution in accordance with Section 4.5 of the Plan.

     4.5  CLASS 4B - SECURED CLAIMS OF HOLDERS OF RESET NOTES AGAINST
          SPECTRAVISION

          (a) Classification: Class 4B consists of the Allowed Secured Claims of the holders of Reset Notes against SpectraVision.

          (b) Treatment: Class 4B is impaired and, accordingly, the members of Class 4B are entitled to vote on the Plan. If (i) either Class 4A or a majority in principal amount of the Claims in Class 4A accepts the Plan and (ii) Class 4B accepts the Plan, the holders of the Senior Notes will have agreed to a partial waiver of the subordination provisions set forth in Article 10 of the Reset Indenture, and the holders of Reset Notes will receive a Pro Rata distribution of Reset Note Recovery. If either (i) Class 4A or a majority in principal amount of the Claims in Class 4A rejects the Plan or (ii) Class 4B rejects the Plan, the holders of Class 4B Claims will receive no distribution under the Plan until the Allowed Claims of the holders of Senior Notes have been paid in full.

     4.6  CLASS 5 - UNSECURED CLAIMS AGAINST SPECTRAVISION

          (a) Classification: Class 5 consists of all Unsecured Claims Against SpectraVision, including the CVR Claims, all Unsecured Claims under guarantees and pledges with respect to the Senior Notes and the Reset Notes and any indemnification Claims by officers and directors of SpectraVision.

          (b) Treatment: Class 5 is impaired. However, the members of Class 5 are not entitled to vote on the Plan because the members of Class 5 are deemed to have rejected the Plan. Class 5 will receive no distribution under the Plan.

     4.7  CLASS 6A - CLAIMS AGAINST SPI NEWCO OF HOLDERS OF SENIOR NOTES

          (a) Classification: Class 6A consists of all Allowed Unsecured Claims against SPI Newco of holders of Senior Notes.

          (b) Treatment: Class 6A is impaired and, accordingly, the members of Class 6A are entitled to vote on the Plan. Holders of Senior Notes in Class 6A shall receive a Pro Rata distribution of the Class 6A Percentage and the Class 6C Percentage of the SPI Newco Distribution until the Indenture Trustee for the holders of the Senior Notes shall have received the Senior Note Compromise Recovery. The Plan Administrator will deliver to the Indenture Trustee for the Senior Notes the Class 6C Percentage of the SPI Newco Distribution in accordance with the requirements of Article 10 of the Reset Indenture which requires the delivery of any distribution on account of the Reset Notes, after giving effect to the lien rights of the Indenture Trustee for the Reset Notes, to be delivered to the Indenture Trustee for the Senior Notes. If Class 6C accepts the Plan, acceptance of the Plan by either Class 6A or a majority in principal amount of the Claims in Class 6A will constitute a partial waiver of the subordination provisions set forth in Article 10 of the Reset Indenture and, upon receipt by the Indenture Trustee for the holders of the Senior Notes of the Senior Note Compromise Recovery, the Indenture Trustee for the Senior Notes will deliver all distributions to Class 6A to the Indenture Trustee for the Reset Notes for distribution in accordance with Section 4.9 of the Plan.

     4.8  CLASS 6B - SPECTRAVISION CLAIMS AGAINST SPI NEWCO

          (a) Classification: Class 6B consists of the Allowed Unsecured Claims of SpectraVision against SPI Newco under the SPI Newco Note.

          (b) Treatment: Class 6B is impaired and, accordingly, the members of Class 6B are entitled to vote on the Plan. SpectraVision shall receive the Class 6B Percentage of the SPI Newco Distribution and such distribution shall be delivered to the Indenture Trustee in accordance with Section 4.4.

     4.9 CLASS 6C - SUBORDINATED CLAIMS AGAINST SPI NEWCO OF HOLDERS OF RESET NOTES

          (a) Classification: Class 6C consists of all Allowed Unsecured Claims against SPI Newco of the holders of the Reset Notes.

          (b) Treatment: Class 6C is impaired and, accordingly, the members of Class 6C are entitled to vote on the Plan. If (i) either Class 6A or a majority in principal amount of the Claims in Class 6A accepts the Plan and (ii) Class 6C accepts the Plan, the holders of the Senior Notes will have agreed to a partial waiver of the subordination provisions set forth in Article 10 of the Reset Indenture, and the holders of Reset Notes will receive a Pro Rata distribution of Reset Note Recovery. If either (i) Class 6A or a majority in principal amount of the Claims in Class 6A rejects the Plan or (ii) Class 6C rejects the Plan, the holders of Class 6C Claims will receive no distribution under the Plan until the Allowed Claims of holders of Senior Notes have been paid in full.

     4.10 CLASS 6D - OTHER UNSECURED CLAIMS AGAINST SPI NEWCO

          (a) Classification: Class 6D consists of all Allowed Unsecured Claims against SPI Newco that are not included in Classes 6A, 6B or 6C.

          (b) Treatment: Class 6D is impaired and, accordingly, the members of Class 6D are entitled to vote on the Plan. Holders of Allowed Unsecured Claims in Class 6D shall receive a Pro Rata distribution of the Class 6D Percentage of the SPI Newco Distribution.

     4.10A CLASS 6E - SECURED CLAIMS AGAINST SPI NEWCO

          (a) Classification: Class 6E consists of all allowed Secured Claims against SPI Newco secured by the stock of Spectradyne.

          (b) Treatment: Class 6E is impaired. However, the members of Class 6E are not entitled to vote on the Plan as holders of Claims in Class 6E because the members of Class 6E are deemed to have rejected the Plan. Class 6E will receive no distribution under the Plan. Nothing herein shall diminish or limit the right of a person holding a Claim in Class 6E from voting and receiving distributions in another Class or Classes of Claims by reason of such person's holding a Claim on such other Class.

     4.11 CLASS 7A - CLAIMS AGAINST SPECTRADYNE OF HOLDERS OF SENIOR NOTES

          (a) Classification: Class 7A consists of all Allowed Unsecured Claims against Spectradyne of holders of Senior Notes.

          (b) Treatment: Class 7A is impaired and, accordingly, the members of Class 7A are entitled to vote on the Plan. Holders of Senior Notes in Class 7A shall receive a Pro Rata distribution of the Class 7A Percentage, the Class 7C Percentage and the Class 7D Percentage of the Distributable New Securities, until the Indenture Trustee for the holders of the Senior Notes shall have received the Senior Note Compromise Recovery. The Plan

Administrator will deliver to the Indenture Trustee for the Senior Notes the Class 7A Percentage, the Class 7C Percentage and the Class 7D Percentage of the Distributable New Securities in accordance with the requirements of Article 10 of the Reset Indenture and Article 10 of the CVR Agreement which each require the delivery of any distribution on account of the Reset Notes, after giving effect to the lien rights of the Indenture Trustee for the Reset Notes, and of the CVR Trustee, to the Indenture Trustee for the Senior Notes. If Class 7C accepts the Plan, acceptance of the Plan by either Class 7A or a majority in principal amount of the Claims in Class 7A will constitute a partial waiver of the subordination provisions set forth in Article 10 of the Reset Indenture and, upon receipt by the Indenture Trustee for the holders of the Senior Notes of the Senior Note Compromise Recovery and acceptance of the Plan by Class 7C, the Indenture Trustee for the Senior Notes will deliver all distributions to Class 7A to the Indenture Trustee for the Reset Notes for distribution in accordance with Section 4.13 of the Plan.

     4.12 CLASS 7B - UNSECURED CLAIMS AGAINST SPECTRADYNE NOT INCLUDED IN ANOTHER CLASS (INCLUDING TRADE CLAIMS, REJECTION CLAIMS AND THE SPI NEWCO CLAIM)

           (a) Classification: Class 7B consists of all Allowed Unsecured Claims against Spectradyne that are not included in Classes 7A, 7C or 7D.

           (b) Treatment: Class 7B is impaired and, accordingly, the members of Class 7B are entitled to vote on the Plan. Holders of Allowed Unsecured Claims in Class 7B shall receive a Pro Rata distribution of the Class 7B Percentage of the Distributable New Securities. Distributions to SPI Newco on its Class 7B Claim will not discharge such Claim. As described in the Acquisition Agreement, SPI Newco shall contribute to the capital of Spectradyne the portion of the SPI Newco Class 7B Claim that remains unsatisfied after SPI Newco's receipt of its Class 7B distribution.

     4.13  CLASS 7C - SUBORDINATED CLAIMS AGAINST SPECTRADYNE UNDER RESET NOTES

           (a) Classification: Class 7C consists of all Allowed Unsecured Claims against Spectradyne of the holders of the Reset Notes.

           (b) Treatment: Class 7C is impaired and, accordingly, the members of Class 7C are entitled to vote on the Plan. If (i) either Class 7A or a majority in principal amount of the Claims in Class 7A accepts the Plan and (ii) Class 7C accepts the Plan, the holders of the Senior Notes will have agreed to a partial waiver of the subordination provisions set forth in Article 10 of the Reset Indenture and the holders of Reset Notes will receive a Pro Rata distribution of Reset Note Recovery. If either (i) Class 7A or a majority in principal amount of the Claims in Class 7A rejects the Plan or (ii) Class 7C rejects the Plan, the holders of Class 7C Claims will receive no distribution under the Plan until the Allowed Claims of holders of Senior Notes have been paid in full.

     4.14  CLASS 7D - SUBORDINATED CVR CLAIMS AGAINST SPECTRADYNE

           (a) Classification: Class 7D consists of all Allowed CVR Claims against Spectradyne.

           (b) Treatment: Class 7D is impaired. However, Class 7D is not entitled to vote on the Plan since it is deemed to have rejected the Plan. The Class 7D Percentage of Distributable New Securities will be delivered to the Indenture Trustee for the Senior Notes and holders of Allowed Claims in Class 7D will receive no distribution under the Plan as a result of the enforcement of the subordination provisions in Article 10 of the CVR Agreement.

     4.15  CLASS 8 - CONVENIENCE CLAIMS AGAINST SPECTRADYNE

           (a)  Classification:  Class 8 consists of all Allowed Convenience
Claims.

           (b) Treatment: Class 8 is impaired and holders of Class 8 Claims are entitled to vote on the Plan. Each holder of an Allowed Unsecured Claim(s), other than an Intercompany Claim, in Class 7B that is $500 or less, or that is more than $500, but the holder of which elects on the Ballot to have its Allowed Unsecured Claim(s) reduced to $500 and treated as a single Allowed Class 8 Convenience Claim, shall receive, on the Effective Date or as soon thereafter as practicable, payment from the Debtors in cash in an amount equal to the lesser of $500 or the allowed amount of such Claim(s). Creditors electing to reduce their Claims to $500 waive the remainder of their Claims and shall not be entitled to any other distribution in this Plan or from the Debtors or Newco.

      4.16 CLASS 9 - UNSECURED CLAIMS AGAINST INTERNATIONAL

           (a) Classification: Class 9 consists of each Unsecured Claim against International.

           (b) Treatment: Class 9 is unimpaired and, accordingly, the members of Class 9 are not entitled to vote on the Plan. Unless otherwise agreed to by the parties, the legal, equitable and contractual rights of each holder of an Allowed Claim in any subclass of Class 9 will either (a) not be altered by the Plan or (b) at the option of the Debtors, will be treated in any other manner that will result in such Allowed Claim being deemed unimpaired under section 1124 of the Bankruptcy Code.

     4.17  CLASS 10 - UNSECURED CLAIMS AGAINST KALEVISION

           (a) Classification: Class 10 consists of all Allowed Unsecured Claims against Kalevision.

           (b) Treatment: Class 10 is impaired and, accordingly, the members of Class 10 are entitled to vote on the Plan. Holders of Allowed Unsecured Claims in Class 10 will receive a Pro Rata distribution of Kalevision's distribution on account of its Class 7B Claim against Spectradyne.

     4.18  CLASS 11 - OLD CLASS A AND OLD CLASS B COMMON STOCK.

           (a) Classification: Class 11 consists of all Interests in Old Class A Common Stock and Old Class B Common Stock.

           (b) Treatment: Holders of Interests in Class 11 will receive no distribution under the Plan and the Old Common Stock will be cancelled.

     4.19  CLASS 12 - HOLDERS OF OLD WARRANTS

           (a) Classification: Class 12 consists of all Interests of holders of Old Warrants.

           (b) Treatment: Holders of Old Warrants will receive no distribution under the Plan and all Old Warrants shall be cancelled.

     4.20  CLASS 13 - HOLDERS OF SECURITIES CLAIMS

           (a) Classification: Class 13 consists of Securities Claims (if any exist).

           (b) Treatment: Any Allowed Securities Claims shall be treated respectively with the same priorities as the Old Common Stock and the Old Warrants pursuant to section 510(b) of the Bankruptcy Code, and the holders of such Allowed Securities Claims shall receive no distribution under the Plan.


                                   ARTICLE 5

                      ACCEPTANCE OR REJECTION OF THE PLAN

     5.1 VOTING CLASSES. The holders of Claims in Classes 3, 4A, 4B, 6A, 6B, 6C, 6D, 7A, 7B, 7C, 8 and 10 are impaired and shall be entitled to vote to accept or reject the Plan.

     5.2 PRESUMED ACCEPTANCE OF PLAN. Classes 1, 2 and 9 are unimpaired under the Plan, and therefore, are conclusively presumed to accept the Plan.

     5.3 PRESUMED REJECTION OF PLAN. The holders of Claims in Classes 5, 6E and 7D and Interests in Classes 11, 12 and 13 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

                                   ARTICLE 6

                    FUNDING AND METHODS OF DISTRIBUTION AND
                  PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

     6.1 FUNDING OF DISTRIBUTIONS UNDER THE PLAN. On or before the Effective Date, the Debtors or the Plan Administrator, as the case may be, shall obtain all Cash and the Debtors' Newco Shares and Newco Warrants necessary to make the distributions required to be made under the Plan on the Effective Date. On or before the Effective Date, the Debtors or the Plan Administrator, as the case may be, shall fund the Distribution Reserve in full, in Cash and in Debtors' Newco Shares and Newco Warrants, as appropriate. The Debtors or the Plan Administrator, as the case may be, may seek one or more orders of the Bankruptcy Court, upon notice to the Creditors' Committee, estimating or limiting the amount of property to be deposited in the Distribution Reserve. Cash recoveries from causes of action asserted by the Debtors may also be used to fund the Distribution Reserve.

     6.2 DISTRIBUTION PROCEDURES. Except as otherwise provided in the Plan, all distributions of Cash and other property shall be made by the Debtors or the Plan Administrator on the later of the Effective Date or the date on which such Claim is Allowed, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to have been made on such date if actually made on such date or as soon thereafter as practicable. No payments or other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

     (a) DISTRIBUTIONS TO HOLDERS OF ALLOWED ADMINISTRATIVE EXPENSE CLAIMS, PRE-PETITION TAX CLAIMS AND CLASS 1 PRIORITY CLAIMS. Commencing on the Effective Date, the Reorganized Debtor shall, in accordance with Article 3 of the Plan, distribute to each holder of a then unpaid Administrative Expense Claim that is not an Assumed Liability and to each holder of a then unpaid Allowed Priority Claim that is not an Assumed Liability cash in the Allowed amount of such holder's Claim. The Cash deposited in the Distribution Reserve in respect of the remaining Administrative Expense Claims and Priority Claims (or portions thereof) shall be maintained by the Plan Administrator as part of the Distribution Reserve and shall be distributed to the holders of Administrative Expense Claims and Priority Claims pursuant to Article 3 of the Plan if and to the extent that the balance, if any, of such Claims is Allowed by Final Order. To the extent that an Administrative Expense Claim or a Priority Claim is an Assumed Liability, Newco shall pay such claims on the later of (i) the Effective Date, (ii) the date such payment is due in accordance with the terms and conditions of the transaction giving rise to such Claim, (iii) the date such Claim is Allowed, or (iv) the date agreed upon by Newco and the holder of the Administrative Expense Claim or Priority Claim.

          To the extent that an Administrative Expense Claim or Priority Claim that is not an Assumed Liability is Allowed after the Effective Date, (a) the holder thereof shall be entitled to receive Earned Interest on the Cash reserved with respect to the allowed amount of such Claim, calculated from the Effective Date to the date of distribution; provided that Earned Interest shall not be paid on Claims that are Assumed Liabilities, and (b) the

Administrative and Priority Distribution Reserve Surplus, if any, resulting from the disallowance of all or a portion thereof shall be transferred promptly by the Plan Administrator from the Distribution Reserve to the Distribution Reserve Surplus Account for distribution to holders of Allowed Claims in accordance with Sections 6.2(c).

          (b) DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 3 SECURED CLAIMS. Distributions on the Allowed amounts of Class 3 Secured Claims shall be made in accordance with Section 4.3 of the Plan. To the extent a Secured Claim is a Disputed or undetermined Claim on the Effective Date, the Debtors shall deposit with the Plan Administrator Cash in an amount equal to the Disputed or undetermined portion of such Claim.

          To the extent that a Secured Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive from the Plan Administrator the Cash reserved with respect to the allowed amount of such Claim and Earned Interest thereon, calculated from the Effective Date to the date of such distribution. The Class 3 Distribution Reserve Surplus, if any, resulting from the disallowance of all or a portion thereof shall be transferred promptly by the Plan Administrator from the Distribution Reserve to the Distribution Reserve Surplus Account for distribution to holders of Allowed Class 7 Claims in accordance with Section 6.2(c).

          (c) DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 7A, 7B, 7C AND 7D UNSECURED CLAIMS. Distributions on the Allowed amounts of Class 7A, 7B, 7C and 7D Unsecured Claims (collectively "Class 7 Claims") against Spectradyne shall be made on the Effective Date to the respective holders thereof in accordance with Sections 4.10, 4.11, 4.12 and 4.13 of the Plan, provided that all distributions to holders of Senior Notes and Reset Notes shall be made to the Indenture Trustees for the Senior Notes and the Reset Notes as provided in the Plan. On each Quarterly Surplus Distribution Date, the Plan Administrator shall distribute to holders of Allowed Class 7A, 7B, 7C and 7D Claims, in accordance with the terms of the Plan, all shares in the Stock and Warrant Reserve Surplus Account, provided however, that if, in the Plan Administrator's judgment, the
         ----------------
aggregate value of the Shares remaining in the Stock and Warrant Reserve Surplus Account is less than $300,000, the Plan Administrator may elect to hold such Shares and Warrants and distribute them on the next Quarterly Surplus Distribution Date. Distributions to SPI Newco on account of its Class 7B Claim will be distributed in accordance with Section 4.4 through 4.10 of the Plan.
The subordination provisions of the Reset Note Indenture and the CVR Agreement will be enforced in such distributions to the extent provided under the Plan and subject to the lien rights of the Indenture Trustee for the Reset Notes and the CVR Trustee. The Plan Administrator shall be directed to pay over to the Indenture Trustee for the Reset Notes and the CVR Trustee, respectively, such Newco Shares and Newco Warrants as is necessary to satisfy in full the lien rights of the Indenture Trustee for the Reset Notes and the CVR Trustee, respectively.

          To the extent that a Class 7 Claim is a Disputed or undetermined Claim on the Effective Date, the distribution of Debtors' Newco Shares and Newco Warrants allocable to the Disputed or undetermined portion of such Claim shall be deposited in the Distribution Reserve.

          To the extent that a Class 7 Claim is Allowed after the Effective Date, the holder thereof shall be entitled to receive the Debtors' Newco Shares and Warrants reserved with respect to the Allowed amount of such Claim (including Shares and Warrants representing distributions of Debtors' Newco Shares and Warrants from the Stock and Warrant Reserve Surplus Account).

          Within a reasonable period of time following the allowance or denial of all Disputed Claims that are Administrative Claims, Priority Claims, Tax Claims, Secured Claims, Unsecured Claims and Convenience Claims, the Plan Administrator shall distribute all Cash in the Distribution Reserve Surplus Account, to holders of Allowed Class 7 Claims in accordance with the provisions of the Plan. After the Indenture Trustee for the Senior Notes has received the Senior Note Compromise Recovery, all such cash distributable to Class 7A shall be distributable to Class 7C. However, if the amount of Cash is less than $50,000, such Cash shall be transferred to Newco.

          No later than twenty-one (21) Business Days prior to the making of the final distribution of Cash from the Distribution Reserve Surplus Account or the final distribution of Stock and Warrants from the Stock and Warrant Reserve Surplus Account, the Plan Administrator shall provide the Creditors' Committee with an estimate of any compensation and out-of-pocket expenses that are then unpaid or are anticipated to be incurred by the Plan Administrator and unless the Plan Administrator is notified of any objection to such estimate on or before five (5) Business Days prior to the making of such final distribution, the Plan Administrator shall reserve such amount from the Distribution Reserve Surplus Account for payment of such unpaid and projected compensation and out-of-pocket expenses.

          (d) DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 8 CONVENIENCE CLAIMS. Distributions on the allowed amounts of Class 8 Convenience Claims shall be made in accordance with Section 4.15 of the Plan. To the extent a Convenience Claim is a Disputed or undetermined Claim on the Effective Date, the Plan Administrator shall deposit in the Distribution Reserve an amount of Cash equal to the Disputed or undetermined portion of such Claim.


                                   ARTICLE 7

               MANNER OF DISTRIBUTION OF PROPERTY UNDER THE PLAN

          7.1 CASH DISTRIBUTIONS. All Cash distributions made pursuant to the Plan shall be made by the Plan Administrator or Reorganized SPI or their agents from the Debtors' available Cash, except for distributions on Assumed Liabilities, which shall be made by Newco or its subsidiary from such entity's available Cash. Any such payments may be made either by check or wire transfer, at the option of the payor.

          7.2 DISTRIBUTION OF DEBTORS' NEWCO SHARES AND DEBTORS' NEWCO WARRANTS. The Plan Administrator shall distribute all of Debtors' Newco Shares and Debtors' Newco Warrants to be distributed under the Plan. The initial distribution of Debtors' Newco Shares and Debtors' Newco Warrants on account of Allowed Claims shall be on the Effective Date or as soon thereafter as practicable. The Plan Administrator may employ or contract with other entities to assist in or perform the distribution of Debtors' Newco Shares and Debtors' Newco Warrants. Distributions to the holders of the Senior Notes and the Reset Notes shall be made by the Plan Administrator to the Senior Note Trustee who shall deliver all distributions in excess of the Senior Note Compromise Recovery to the Indenture Trustee for the Reset Notes. The Plan Administrator shall pay all reasonable fees and expenses of each of the Indenture Trustees in acting as distribution agent as and when such fees and expenses become due without further order of the Bankruptcy Court. The Indenture Trustees and the CVR Trustee shall each retain whatever property it deems necessary to enforce its charging lien for unpaid Indenture Trustee expenses.

     7.3  CERTIFICATION OF CLAIMS BY INDENTURE TRUSTEES.

          Each of the Indenture Trustees shall certify to the Debtors a list of the registered holders of the Senior Notes and the Reset Notes as of the Ballot Record Date designating the name, address, taxpayer identification number (if known), certificate number, and the amount of unpaid principal and accrued interest owed to each holder on their respective securities.

     7.4  SURRENDER AND CANCELLATION OF OLD SECURITIES.

          As a condition to receiving the New Securities distributable under the Plan, the holders of Senior Notes and Reset Notes shall surrender their Senior Notes and Reset Notes to the respective Indenture Trustees for the holders of Senior Notes and Reset Notes. When a holder surrenders its Senior Notes or Reset Notes to the Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are cancelled. Any holder of Senior Notes or Reset Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered such instrument. Any holder of a Senior Note or Reset Note which has not surrendered or have been deemed to surrender its Senior Notes or Reset Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes or Reset Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes or Reset Notes, and shall be forever barred from asserting any Claim on account of its Senior Notes or Reset Notes. Any New Securities issued and held for distribution on account of such disallowed claims of holders of Senior Notes or Reset Notes shall be returned to the Plan Administrator and shall be deposited in the Stock and Warrant Reserve Surplus.

          As of the Effective Date, all Senior Notes and Reset Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior Notes or Reset Notes.

     7.5 BALLOT RECORD DATE; DISTRIBUTION DATE. The Indenture Trustees shall distribute all distributions of property to be made pursuant to the Plan to the record holders of Senior Notes and Reset Notes, as of the Ballot Record Date, unless, prior to the Distribution Date, the holder of any such Claim furnishes (or causes its transferee to furnish) the respective Indenture Trustee, or its agent, with sufficient evidence (in the Indenture Trustee's or its agent's sole and absolute discretion) of the transfer of such Claim, in which event the Indenture Trustee shall distribute, or cause to be distributed, all distributions of property to the holder of such Claim as of the Distribution Date. As of the close of business on the Distribution Date, the transfer ledgers with respect to the Senior Notes, the Reset Notes, CVRs, and Old Class A and Class B Common Stock shall be closed and the Debtors, the Reorganized Debtors, and the Indenture Trustees and the CVR Trustee with respect to the CVRs shall have no obligation to recognize any transfer of the Old Debt Securities occurring thereafter.

     7.6 DISPUTED CLAIMS. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     7.7 MANNER OF PAYMENT UNDER THE PLAN. Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by Reorganized SPI or the Plan Administrator, or by wire transfer from a domestic bank, at Reorganized SPI's or the Plan Administrator's option, except that payments made to foreign trade creditors holding Allowed Claims may be paid, at the option of Reorganized SPI or the Plan Administrator in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

     7.8  DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
          DISTRIBUTIONS.

          (a) DELIVERY OF DISTRIBUTIONS IN GENERAL. Except as provided below in Section 7.8(b)(ii) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holder of an Old Debt Security for which there is an Indenture Trustee, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Plan Administrator after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Plan Administrator has not received a written notice of a change of address; and (b) in the case of the holder of an Old Debt Security for which there is an Indenture Trustee, by the Indenture Trustee to the latest mailing address maintained of record by the pertinent Indenture Trustee.

          (b)  UNDELIVERABLE DISTRIBUTIONS.

               (i) HOLDING AND INVESTMENT OF UNDELIVERABLE PROPERTY. If the distribution to the holder of any Claim other than the holder of an Old Debt Security is returned to the Plan Administrator as undeliverable, no further distribution shall be made to such holder unless and until the Plan Administrator is notified in writing of such holder's then current address. Subject to Section 7.8(b)(ii), undeliverable distributions shall remain in the possession of the Plan Administrator pursuant to this Section until such times as a distribution becomes deliverable.

               Unclaimed Cash (including interest, dividends and other consideration, if any, distributed on or received for undeliverable Debtors' Newco Shares and Debtors' Newco Warrants) shall be held in trust in a segregated bank account in the name of the Reorganized Debtor, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Such funds shall be held in interest-bearing accounts to the extent practicable; and the parties entitled to such funds shall be entitled to any Earned Interest on such funds. Undeliverable Newco Securities shall be held in trust for the benefit of the potential claimants of such securities by the Plan Administrator in a number of shares and warrants sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

               (ii) DISTRIBUTION OF UNDELIVERABLE PROPERTY AFTER IT BECOMES DELIVERABLE AND FAILURE TO CLAIM UNDELIVERABLE PROPERTY. Any holder of an Allowed Claim other than a holder of an Old Debt Security who does not assert a claim for an undeliverable distribution held by the Plan Administrator within one (1) year after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases, any cash held for distribution on account of such Claims shall be deposited in the Distribution Reserve Surplus Account and any Debtors' Newco Shares and Debtors' Newco Warrants shall be deposited in the Stock and Warrant Reserve Surplus Account.

     7.9 DE MINIMIS DISTRIBUTIONS. No Cash payment of less than fifty dollars ($50.00) shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Plan Administrator.

     7.10 FAILURE TO NEGOTIATE CHECKS. Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Plan Administrator in respect of such checks shall be held in the Distribution Reserve by the Plan Administrator. Requests for reissuance of any such check may be made directly to the Plan Administrator by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made before the second anniversary of the Effective Date. Thereafter, all amounts represented by any voided check shall be transferred promptly by the Plan Administrator to the Distribution Reserve Surplus Account. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Plan Administrator, the Reorganized Debtor and its property.

     7.11 COMPLIANCE WITH TAX REQUIREMENTS. In connection with the Plan, to the extent applicable, the Plan Administrator shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

     7.12 SETOFFS. Unless otherwise provided in a Final Order or in this Plan, the Debtors may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such Claims the Companies may have against such holder or its predecessor.

     7.13 FRACTIONAL INTERESTS. The calculation of the percentage distribution of Newco Common Stock and Newco Warrants to be made to holders of certain Allowed Claims as provided elsewhere in this Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such Newco Common Stock or Newco Warrants. For purposes of applying this Section, the holders of Allowed Claims under or evidenced by Old Securities shall, in the case of Old Securities held in street name, mean the beneficial holders thereof as of the Distribution Date.

     The number of shares of Newco Common Stock and Newco Warrants to be received by a holder of an Allowed Claim shall be rounded to the next lower whole number of shares. The total number of shares of Newco Common Stock to be distributed to a class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section. No consideration shall be provided in lieu of the fractional shares that are rounded down and not issued.


                                   ARTICLE 8

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

     8.1  REJECTION OF ALL EXECUTORY CONTRACTS AND LEASES NOT ASSUMED.  The
Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date, or (iii) is identified in the Plan Supplement as an executory contract or lease that Debtors intend to assume and/or assign to New Spectradyne. The filing of the Plan Supplement shall constitute a motion by Debtors to assume and/or assign to New Spectradyne, effective on the Effective Date, the executory contracts and leases identified therein. The Plan Supplement shall set forth a cure amount in accordance with section 365(b)(1) of the Bankruptcy Code. Unless the non-debtor parties timely object to such amount, the confirmation of the Plan shall constitute consent to the approval of the assumption and/or assignment of such executory contracts and unexpired leases to New Spectradyne and a determination that such cure amount is sufficient under section 365(b)(1) of the Bankruptcy Code. Each assumed contract or assumed unexpired lease shall, pursuant to the Plan, be assigned to or assumed by New Spectradyne without further order of Court.

     8.2 CURE PAYMENTS. Any monetary defaults under each executory contract and unexpired lease to be assumed and/or assigned to New Spectradyne under the Plan in the amount either set forth in the Plan Supplement, motion to assume, or Final Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, either: (1) by payment by Newco and/or its subsidiaries of the default amount in Cash on the Effective Date, or (2) on such other terms as agreed to by Newco and the non-debtor parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of Newco and/or its subsidiaries to provide adequate assurance of future performance under the contract or lease to be assumed and/or assigned, or
(iii) any other matter pertaining to assumption (or assumption and assignment), the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made by Newco and/or its subsidiaries following the entry of a Final Order resolving the dispute and approving assumption and/or assignment to New Spectradyne.

     8.3 BAR DATE FOR FILING OF REJECTION CLAIMS. Any Claim for damages arising from the rejection under this Plan of an executory contract or unexpired lease must be Filed within thirty (30) days after the earlier of (i) the mailing
                                                      -------
by Debtors to the contract party of notice of Debtors' intention to reject the executory contract or lease, and (ii) the mailing of notice of Confirmation or be forever barred and unenforceable against the Debtors, the Estates, Newco, any of their affiliates and their properties and barred from receiving any distribution under this Plan.


                                   ARTICLE 9

                    MEANS FOR EXECUTION AND IMPLEMENTATION
                                  OF THE PLAN

     9.1 CONSUMMATION OF THE ACQUISITION AGREEMENT. On the Effective Date, the Debtors will consummate the transactions set forth in the Acquisition Agreement, a copy of which is attached to this Plan as Exhibit "A" and incorporated herein by reference, which will result in Spectradyne owning all of the assets that Newco or its subsidiary wishes to acquire from Debtors or their subsidiaries. Assets, including the stock of SpectraVision's direct or indirect subsidiaries that are Debtors that Newco does not wish to acquire will be transferred to SPI Newco. As of the Effective Date, Newco will then purchase the stock of Spectradyne free and clear of all liens, claims, interests, rights of others, and encumbrances in exchange for not more than 27.5% of the Newco Common Stock, together with the Debtors' Newco Warrants. At the same time, Newco, or one of its subsidiaries, will acquire the assets of OCV in exchange for not less than 72.5% of the Newco Common Stock and the remaining Newco Warrants. As set forth in the Acquisition Agreement, the percentage of Newco Common Stock to be distributed to the Debtors in exchange for their assets will be reduced to the extent that Debtors have a net working capital deficit in excess of $250,000 as and to the extent provided in the Acquisition Agreement. Newco and/or its subsidiaries will assume the OCV Debt and the Assumed Liabilities, but no other liabilities of the Debtors. All other liabilities of the Debtors will be satisfied in accordance with the terms of this Plan from Cash on hand and Debtors' Newco Shares and Debtors' Newco Warrants. Nothing contained in the Acquisition Agreement, including any provisions therein that relate to the SPI Newco Debt

(as defined in the Acquisition Agreement), shall limit or otherwise affect the distributions to be made pursuant to this Plan to the holders of Claims on account of the SPI Newco Debt or on account of any other intercompany debt that exists between the Debtors. Neither Ascent nor Newco shall be entitled to receive any distribution under the Plan on account of the SPI Newco Debt. Under the Acquisition Agreement, Newco will deliver the Debtors' Newco Shares and Debtors' Newco Warrants to SPI Newco as the owner of the Spectradyne stock. Since Spectradyne is insolvent, the consideration will be distributed by the Reorganized Debtor or the Plan Administrator to the creditors of Spectradyne and its subsidiaries, Kalevision and International.

     9.2 MERGER/DISSOLUTION OF CORPORATE ENTITIES. In order to optimize the benefits of this transaction for the Debtors' Estates and their Creditors, certain corporate consolidation of and other transactions with or among the Debtor entities may occur prior to the Effective Date. Notwithstanding any such consolidation or transaction prior to the Effective Date, persons holding Claims against or interests in any Debtor shall receive the distribution, if any, that such Creditor would have received as if such consolidation or transaction had not occurred. To the extent pre-Effective Date consolidations or transactions have not caused a merger of SpectraVision into SPI Newco, then immediately after the Effective Date, SpectraVision may merge with and into SPI Newco and SPI Newco shall change its name to SPI, Inc.

     9.3 CANCELLATION OF OLD SECURITIES. On the Effective Date, all Old Securities shall be terminated and cancelled, and the indentures or statements of resolution governing such Old Securities shall be rendered void. Notwithstanding the foregoing, such termination will not impair the rights and duties under such indentures as between Indenture Trustees or the CVR Trustee and the beneficiaries of the trust created thereby including, but not limited to, the rights of the Indenture Trustees or CVR Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Old Debt Securities.

     9.4 SPI COMMON STOCK. On the Effective Date, pursuant to the Confirmation Order and without any further action by the stockholders or directors of any of the Debtors or the Reorganized SPI, the Reorganized SPI shall issue a single share of SPI Common Stock which shall be held by the Plan Administrator as nominee for the holders of Allowed Unsecured Claims against Debtors.

     9.5 REGISTRATION EXEMPTION FOR DEBTORS' NEWCO SHARES, DEBTORS' NEWCO WARRANTS AND SPI COMMON STOCK. The Confirmation Order shall provide that the distribution of the Debtors' Newco Shares and Debtors' Newco Warrants to holders of Allowed Claims and Administrative Claims and issuance of the SPI Common Stock pursuant to the Plan and the Amended Certificate of Incorporation shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code.

     9.6 CHARTER AND BY-LAWS. The certificate of incorporation of the Reorganized Debtor shall read substantially as set forth in the Amended Certificate of Incorporation. The by-laws of the Reorganized Debtor shall read substantially as set forth in the Amended By-Laws.

     9.7 CORPORATE ACTION. Upon entry of the Confirmation Order, the following shall be and be deemed authorized and approved in all respects: (i) the filing by the Reorganized SPI of the Amended Certificate of Incorporation, (ii) the Amended By-Laws, (iii) the mergers and dissolutions contemplated by Section 9.2 hereof, and (iv) the issuance of the SPI Common Stock. On the Effective Date, or as soon thereafter as is practicable, the Reorganized SPI shall file with the Secretary of State of the State of Delaware, in accordance with applicable state law, the Amended Certificate of Incorporation which shall conform to the provisions of the Plan and prohibit the issuance of non-voting equity securities. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the Reorganized SPI, including the mergers effectuated pursuant to Section 9.2 hereof, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized SPI. On the Effective Date, the Plan Administrator shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan and the Disclosure Statement in the name of and on behalf of the Reorganized SPI.

     9.8 THE PLAN ADMINISTRATOR. On the Effective Date, the officers and boards of directors of the Debtors shall be deemed removed from office pursuant to the Confirmation Order and the operation of the Reorganized Debtor in accordance with the provisions of the Plan shall become the general responsibility of the Plan Administrator pursuant to and in accordance with the provisions of the Plan and the Plan Administration Agreement.

          (a) RESPONSIBILITIES. The responsibilities of the Plan Administrator shall include maintaining the Distribution Reserve, the Distribution Reserve Surplus Account, and the Stock and Warrant Reserve Surplus; prosecuting objections to and estimations of Claims; calculating and implementing all distributions from the Distribution Reserve, the Distribution Reserve Surplus Account, and the Stock and Warrant Reserve Surplus in accordance with the Plan; filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtor from funds in the Distribution Reserve and the Distribution Reserve Surplus Account; periodic reporting to the Creditors' Committee of the status of the Distribution Reserve, the Distribution Reserve Surplus Account, the Stock and Warrant Reserve Surplus, and Claims resolution process until such time as (a) the Plan is substantially consummated and (b) the Claims resolution process is complete; and such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

          (b) POWERS. The powers of the Plan Administrator shall, without Bankruptcy Court approval in each of the following cases, include the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtor from, the Distribution Reserve, the Distribution Reserve Surplus Account and the Stock and Warrant Reserve Surplus in accordance with the Plan; the power to engage employees and professional persons to assist the Plan Administrator with respect to its responsibilities; the power to compromise and settle claims and causes of action on behalf of or against the Reorganized Debtor (subject to the limitations set forth in the Plan Administration Agreement); and such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement, the Amended Certificate of Incorporation, the Amended By-Laws or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan. Notwithstanding the foregoing, the Plan Administrator may not compromise and settle claims and causes of action in an amount that exceeds $100,000 without the consent of the Creditors' Committee.

          (c) COMPENSATION. In addition to reimbursement for the actual out-of-pocket expenses incurred, the Plan Administrator shall be entitled to reasonable compensation for services rendered on behalf of the Reorganized Debtor in an amount and on such terms as may be agreed to by the Debtors or the Reorganized Debtor and the Creditors' Committee as reflected in the Plan Administration Agreement. Any dispute with respect to such compensation shall be resolved by agreement among the parties or, if the parties are unable to agree, determined by the Bankruptcy Court.

          (d) INFORMATION AND REPORTING. The Plan Administrator shall file reports with the Bankruptcy Court no less often than as soon as practicable after the end of every calendar quarter with respect to the status of the execution and implementation of the Plan, including amounts expended for administrative expenses and activity with respect to distributions and the Distribution Reserve. The Plan Administrator will provide the Creditors' Committee with such information and perform such acts as the Creditors' Committee may reasonably request.

          (e) TERMINATION. The duties, responsibilities and powers of the Plan Administrator shall terminate on the date of the Reorganized Debtor is dissolved under applicable state law in accordance with the Plan.

          (f) OVERSIGHT BY CREDITORS' COMMITTEE. The Creditors' Committee and its professionals shall continue to serve the creditors' interests following confirmation and, in accordance with the Plan Administration Agreement, shall have authority to object to actions taken or not taken by the Plan Administrator in resolving Disputed and undetermined Claims and Rejection Claims.

     9.9 PRESERVATION OF RIGHTS OF ACTION. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan (including, without limitation, certain rights granted to Ascent and Newco with respect to claims of the Debtors and the Estates against EDS and with respect to parties to executory contracts and unexpired leases assumed and/or assigned to Spectradyne), in accordance with section 1123(b) of the Bankruptcy Code, Reorganized SPI shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under sections 544 through 551 or other sections of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. Reorganized SPI shall retain and may enforce its rights to object to Claims on any basis, including 11 U.S.C. (S) 502(d). Reorganized SPI or the Plan Administrator or any successor to or designee of either of them may pursue those rights of action, as appropriate, in accordance with what is in the best interests of Reorganized SPI or successors holding such rights of action. Newco and Ascent shall retain the rights granted to them by agreement of the Debtors and the Creditors' Committee to release affirmative claims of the Debtors and the Estates against EDS and to bar the assertion of avoidance actions related to or derived from executory contracts and assumed leases assumed by and/or assigned to Spectradyne.

     9.10 OBJECTIONS TO CLAIMS. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Section 3.1(c)(ii) hereof, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (a) ninety (90) days after the Effective Date, and (b) ninety (90) days after a proof of claim or request for payment of such Administrative Claim is Filed, unless this period is extended by the Court. Such extension may occur ex parte. After the Effective Date, Reorganized SPI, the Plan Administrator, Newco, and the Creditors' Committee shall have the exclusive right to object to Claims. Any party-in-interest may object to Claims prior to the Effective Date.

     9.11 RELEASES. (a) On the Effective Date, Reorganized Debtor, on its own behalf and as representative of the Debtors' estate, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, each of the Debtors' present and former officers and directors, and the entities that elected such directors to the extent they are or may be liable for the actions or inactions of such directors, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to the Debtors (before, on or after the Petition Date), the Reorganization Case, or the Plan; provided, however, that
                                                      --------  -------
the foregoing release shall not apply to any action or omission that constitutes actual fraud or criminal behavior.

     (b) On the Effective Date, Reorganized SPI, on its own behalf and as representative of the Debtor's estate, in consideration of services rendered in the Reorganization Case and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, releases unconditionally, and is hereby deemed to release unconditionally, the professional advisors who have performed services after the Petition Date on behalf of the Debtors' present and former officers and directors (collectively with the releasees set out in paragraph 9.11(a), the "Releasees"), from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place after the Petition Date up to the Effective Date, in any way relating to post-petition services performed relating to the Debtors (after the Petition Date), the Reorganization Case, or the Plan (collectively with the items set out in paragraph 9.11(a), the "Released Matters); provided, however, that the foregoing release shall not
                    --------  -------
apply to any action or omission that constitutes actual fraud or criminal behavior.

     (c) The Ballots which accompany this Plan contains an election for holders of Claims who are entitled to vote to grant to the Releasees identified in the preceding paragraph 9.11(b) a release of the Released Matters described in that paragraph. The release provided for in this paragraph will be effective only if the holder of a Claim entitled to vote on the Plan affirmatively executes the Release box on the Ballot.

          If the election to release the Releasees is executed, the person so electing will be irrevocably releasing any and all claims which such person may have against any of the Releasees, including, without limitation, claims which such person might have as part of the litigation described in Part IV.H of the accompanying Disclosure Statement.

     (d) The Confirmation Order shall contain a permanent injunction to effectuate the releases granted herein.

     9.12 PARTIAL WAIVER OF SUBORDINATION. Article 10 of the Reset Indenture entitles the holders of the Senior Notes to require the delivery to the Indenture Trustee for the Senior Notes of any distribution to the holders of Reset Notes until the Claims of holders of Senior Notes have been paid in full. If (i) Classes 4A, 6A and 7A or a majority in principal amount of the Claims in Classes 4A, 6A and 7A accept the Plan and (ii) Classes 4B, 6C and 7C accept the Plan, holders of the Reset Notes will be entitled to receive the Reset Note Recovery. A vote by a majority in principal amount of the holders of the Senior Notes for acceptance of the Plan shall constitute a partial waiver of subordination rights as provided in the Senior Note Indenture and shall further constitute a modification of the Indenture as provided in Section 9.04 of the Indenture and shall bind all holders of Senior Notes. Distributions under the Plan to holders of the Reset Notes shall not be subject to any claim by any holder of a Claim or Interest by reason of any assertion of a contractual right of subordination and any such right shall terminate upon the Effective Date.

     9.13 RETIREE BENEFITS. On or after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Company will continue to pay all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

     9.14 EXEMPTION FROM STAMP AND SIMILAR TAXES. The issuance and transfer of Debtors' Newco Shares and Debtors' Newco Warrants as provided in this Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. (S) 1146(c).

                                  ARTICLE 10

                    CONDITIONS TO EFFECTIVENESS OF THE PLAN

     10.1 CONDITIONS TO EFFECTIVENESS. Except as expressly waived by the Debtors, Ascent and the Creditors' Committee, the following conditions must occur and be satisfied on or before the Effective Date:

            (a) the Confirmation Order shall have been signed by the Court and duly entered on the docket for the Reorganization Cases by the clerk of the Court in form and substance acceptable to the Debtors, Ascent and the Creditors' Committee;

            (b) the Confirmation Order shall have become an Effective Confirmation Order and not have been stayed, modified, reversed or amended; and

            (c) the Acquisition Agreement shall not have been terminated and there shall be no fact, event, condition or circumstance that will impede or prevent the Closing and effectiveness of the Acquisition Agreement on the same date as the Plan becomes effective.

     10.2 WAIVER OF CONDITIONS. The Debtors, Ascent and the Creditors' Committee may waive any condition set forth in this Article 10 at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

     10.3 NO REQUIREMENT OF FINAL ORDER. The Debtors, Ascent and the Creditors' Committee have agreed that, so long as no stay is in effect, it is intended that the Closing under the Acquisition Agreement and the Effective Date of the Plan will occur nothwithstanding the pendency of an appeal of the Confirmation Order or any Order related thereto. In that event, the Debtors, Newco, Ascent or the Creditors' Committee may seek dismissal of any such appeal as moot following the Effective Date of the Plan.


                                  ARTICLE 11

                         EFFECTS OF PLAN CONFIRMATION

     11.1 DISCHARGE OF DEBTORS AND NEWCO AND INJUNCTION. The rights afforded in the Plan, including the issuance by Newco of the Debtors' Newco Shares and the Debtors' Newco Warrants, and the treatment of all Claims and Interests therein, shall be in exchange for and in reliance on the complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors-In-Possession, Newco and all of its affiliates, or any of their assets or properties. Except for the SPI Newco Class 7B Claim and except as otherwise provided in this Plan or the Confirmation Order: (i) on the Effective Date, the Debtors, Newco, and all of their affiliates, shall be deemed discharged and released to the fullest extent permitted by section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim or proof of interest based on such debt or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such debt or Interest is allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized SPI, its successors, including Newco and its affiliates, or their assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except for the SPI Newco Class 7B Claim and except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against any of the Debtors or Newco and its affiliates at any time obtained to the extent that it relates to a Claim discharged. The discharge of the Debtors and Newco and its affiliates provided herein shall not affect the obligations of Ascent, OCV or the Debtors under the Acquisition Agreement or under the Addendum referenced therein.

     Except as otherwise provided in this Plan or the Confirmation Order, on and after the Effective Date, all persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized SPI, Newco, any of their affiliates, their successors or their respective property;
(2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized SPI, Newco, any of their affiliates, their successors or their respective property; (3) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized SPI, Newco, any of their affiliates, their successors or their respective property; (4) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, Reorganized SPI, Newco, any of their affiliates, their successors or their respective property; and (5) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this Plan or the Confirmation Order. Any Person injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

     11.2 REVESTING. On the Effective Date, the Debtors will be vested with all the property of the respective estates of the Debtors that is not otherwise transferred to Spectradyne under the Plan free and clear of all Claims and other interests of creditors and equity holders, except as provided herein; provided, however, that the Debtors shall continue as debtors in possession under the Bankruptcy Code until the Effective Date, and, thereafter, the Reorganized Debtor may wind up the business free of any restrictions imposed by the Bankruptcy Code or the Court.

     11.3   NO LIABILITY FOR SOLICITATION OR PARTICIPATION. As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

     11.4 LIMITATION OF LIABILITY. None of the Debtors, Reorganized SPI, Ascent, OCV, the Creditors' Committee and its members, the Indenture Trustees, the CVR Trustee, the Plan Administrator, Newco, any of their affiliates nor any of their respective officers, directors, employees, members or agents, or any professional Persons employed by any of them (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, the Acquisition Agreement or any contract, instrument, release or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Creditors or Equity Security Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respects such persons will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing herein shall limit the liability of any Exculpated Person for claims arising out of the Acquisition Agreement.

     11.5 OTHER DOCUMENTS AND ACTIONS. The Debtors, the Debtors-In-Possession, and Reorganized SPI and the Plan Administrator may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     11.6 POST-CONSUMMATION EFFECT OF EVIDENCES OF CLAIMS OR INTERESTS. Senior Notes, Reset Notes, CVRS, Old Class A and Class B Common Stock certificates, Old Warrants and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

     11.7 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Reorganization Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

                                  ARTICLE 12

                      CONFIRMABILITY OF PLAN AND CRAMDOWN

     The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code if any impaired class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.


                                  ARTICLE 13

                           RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

            1. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim or Indenture Trustee Expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

            2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

            3. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

            4. Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

            5. Decide or resolve any and all applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date;

            6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Prospectus/Disclosure Statement;

            7. Resolve any and all controversies, suits or issues that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan;

            8.   Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Prospectus/Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Prospectus/Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Prospectus/Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Prospectus/Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

            9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

            10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

            11. Determine any other matters that may arise in connection with or relate to the Plan, the Acquisition Agreement, the Prospectus/Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Prospectus/Disclosure Statement; and

            12.  Enter an order concluding the Reorganization Case.

If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                  ARTICLE 14

                           MISCELLANEOUS PROVISIONS

     14.1 FRACTIONAL DOLLARS. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

     14.2 MODIFICATION OF PLAN. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order.

After the entry of the Confirmation Order, the Debtors or Reorganized SPI, as the case may be, may, upon order of the Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     14.3 WITHDRAWAL OF PLAN. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan under this Section 14.3 or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

     14.4 GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

     14.5 TIME. In computing any period of time prescribed or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

     14.6 PAYMENT DATES. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.

     14.7 HEADINGS. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     14.8 SUCCESSORS AND ASSIGNS. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

     14.9 EXHIBITS. Because the Exhibits to the Plan are voluminous, some of those Exhibits may not be served with copies of the Plan. Any party in interest may obtain a copy of such excluded Exhibits by transmitting a written request for same to the Debtors.

     14.10 SEVERABILITY OF PLAN PROVISIONS. If prior to Confirmation any term or provision of the Plan which does not govern the treatment of Claims or Interests or the conditions of the Effective Date or which is not governed by the terms of the Acquisition Agreement or documents related thereto, is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     14.11 NO ADMISSIONS. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

     14.12 CREDITORS' COMMITTEE. The Creditors' Committee shall continue after the Effective Date. The Plan Administrator shall pay the reasonable fees and expenses of the Creditors' Committee without further order of the Court. The appointment of the Creditors' Committee and its professionals shall terminate on the date on which the Plan Administrator notifies the Creditors' Committee that all Disputed or undetermined Claims in the alleged amount of $100,000 or more have been Allowed or disallowed by Final Order and, after such date, all obligations and responsibilities of the members and professionals for the Creditors' Committee shall terminate.

Dated: August 2, 1996


                                   SPECTRAVISION, INC.
                                   Debtor and Debtor-In-Possession


                                   /s/ Gary Weik
                                   -----------------------------------------
                                   By: Gary Weik
                                       Its: Chief Executive Officer


                                   SPI NEWCO, INC.
                                   Debtor and Debtor-In-Possession


                                   /s/ Gary Weik
                                   -----------------------------------------
                                   By: Gary Weik
                                       Its: Chief Executive Officer


                                   SPECTRADYNE, INC.
                                   Debtor and Debtor-In-Possession


                                   /s/ Gary Weik
                                   -----------------------------------------
                                   By: Gary Weik
                                       Its: Chief Executive Officer


                                   SPECTRADYNE INTERNATIONAL, INC.
                                   Debtor and Debtor-In-Possession


                                   /s/ Gary Weik
                                   -----------------------------------------
                                   By: Gary Weik
                                       Its: Chief Executive Officer


                                   KALEVISION SYSTEMS, INC. - USA
                                   Debtor and Debtor-In-Possession


                                   /s/ Gary Weik
                                   -----------------------------------------
                                   By: Gary Weik
                                       Its: Chief Executive Officer

                                  EXHIBIT "A"

                             ACQUISITION AGREEMENT



                                [to be supplied]

                           SUBJECT TO FURTHER CHANGE
                           -------------------------



                             ACQUISITION AGREEMENT

                                  By and Among

                                    (Newco),


                       Ascent Entertainment Group, Inc.,


                     The Official Creditors' Committee for
              SpectraVision, Inc. and certain of its Subsidiaries,


                              SpectraVision, Inc.,


                               Spectradyne, Inc.


                                      And



                         The Other Debtors Named Herein



                         Dated as of ________, __, 1996

                             ACQUISITION AGREEMENT
                             ---------------------

     ACQUISITION AGREEMENT, dated as of _________ __, 1996, by and among SpectraVision, Inc. ("SpectraVision"), Spectradyne, Inc., ("Spectradyne"), and all of the direct and indirect subsidiaries of SpectraVision that are debtors in the Bankruptcy Case (as defined below) other than Spectradyne (collectively, the "Non-Spectradyne Subsidiaries" and, together with SpectraVision, the "Non-Spectradyne Debtors"), (NEWCO) (the "Buyer"), the Creditors' Committee (as defined below), Ascent Entertainment Group, Inc. ("Ascent" and, together with Buyer, the Non-Spectradyne Debtors, Spectradyne and the Creditors' Committee, the "Parties"). Unless otherwise defined in this Agreement, all capitalized terms in this Agreement shall have the meanings assigned to them in Section 1 of this Agreement.

                                R E C I T A L S
                                ---------------

     WHEREAS, the Non-Spectradyne Debtors and Spectradyne (collectively, the "Debtors") have each filed a petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. (S) 101, et seq., (the "Bankruptcy Code") in the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), which cases have been procedurally consolidated for joint administration as Case No. 95-659 (collectively, the "Bankruptcy Case").

     WHEREAS, on December 20, 1995, the Bankruptcy Court entered the Order Granting the Motion for Order (1) Approving Process for Solicitation and Selection of a Third Party Plan Sponsor, (2) Bid Protection, (3) Expense Reimbursement, and (4) Break-Up Fee (the "Procedures Order").

     WHEREAS, on April 19, 1996, SpectraVision, Ascent On Command Video Corporation ("OCV") and the Official Creditors' Committee appointed by the U.S. Trustee in the Bankruptcy Case (the "Creditors' Committee" and, together with SpectraVision, Ascent and OCV, the "PSA Parties") entered into an agreement (the "Plan Sponsor Agreement"), pursuant to which all or substantially all of the assets of the Debtors and OCV are to be acquired, directly or indirectly, by Buyer or one or more wholly-owned subsidiaries of Buyer.

     WHEREAS, pursuant to the Plan Sponsor Agreement, the PSA Parties agreed that: (a) Ascent shall be the Plan Sponsor as provided in the Procedures Order,
(b) the PSA Parties will sponsor and support a plan of reorganization for the Debtors and the PSA Parties will not support any other plan of reorganization except as provided in the Procedures Order, (c) the PSA Parties will reasonably cooperate in preparing and submitting a plan of reorganization for the Debtors, the disclosure statement for such plan (the "Disclosure Statement") and all other documents necessary to obtain confirmation of such plan, (d) the Debtors and the Creditors' Committee (i) will not solicit any other bids to acquire assets of the Debtors, (ii) will not negotiate with any other person concerning the disposition of any assets of the Debtors (except as provided in the Procedures Order), and (iii) will inform Ascent within one business day of the receipt of any unsolicited bid received by either the Creditors' Committee or the Debtors, and (e) Ascent shall be entitled to the benefits that the Procedures Order provides for the Plan Sponsor.

     WHEREAS, this Agreement is being entered into by and among the Parties in accordance with the terms and provisions of the Plan Sponsor Agreement for the purpose of implementing the Plan Sponsor Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the Parties hereby agree as follows:

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the meanings set forth below.

     "1995 Financial Statement" has the meaning given to in Section 6.2 of this Agreement.

     "1996 Financial Statements" has the meaning given to in Section 6.2 of this Agreement.

     "Accounts Receivable" means the accounts receivable of Spectradyne after giving effect to all of the transactions contemplated by Section 3 of this Agreement.

     "Addendum" means the addendum to the Plan Sponsor Agreement, dated as of April 19, 1996, that was entered into on behalf of the PSA Parties.

     "Additional OCV Debt" means the following: (i) $22,000,000 of intercompany debt owed by OCV to Ascent as of March 1, 1996, plus any additional debt incurred by OCV in connection with its buildout of hotel rooms and transition costs associated with the Transactions from March 1, 1996 to the Closing Date: provided, however, that (a) prior to May 18, 1996, the rate of additional debt incurred by OCV in connection with buildouts and transition costs shall not exceed $3,000,000 per month and shall be consistent with, and on the same terms as, the intercompany debt outstanding on March 1, 1996, and (b) on and after May 18, 1996, the amount of additional debt incurred by OCV may exceed $3,000,000 per month (but shall be consistent with, and on the same terms, as the intercompany debt outstanding on March 1, 1996) in order to accelerate the buildout of room backlog after consultation with SpectraVision and the Creditors' Committee, (ii) all of the debt incurred by OCV in connection with leasing OCV Equipment to Spectradyne and all of the Rental Charges to be assumed or paid by Buyer; and (iii) all of the debt incurred by OCV, directly or on behalf of Buyer, in arranging for alternative service to replace the network, transponder and similar services currently provided to the Debtors by Electronic Data Systems Corporation.

     "Adjusted Balance" Sheet shall mean the Closing Balance Sheet as revised to reflect the changes, if any, that have been ordered by the Bankruptcy Court pursuant to Section 7.12.4 of this Agreement; provided, however, that if Buyer does not submit a Buyer's Statement to SpectraVision and the Creditors' Committee prior to the expiration of the Resolution Period, or if each disagreement that Buyer has with the Closing Balance Sheet as set forth in the Buyer's Statement has been resolved by Buyer, SpectraVision and the Creditors' Committee prior to the expiration of the Resolution Period, the Closing Balance Sheet (with such changes, if any, that are agreed to by Buyer, SpectraVision and the Creditors' Committee) shall be the Adjusted Balance Sheet.

     "Adjusted Current Assets" means the aggregate dollar amount of the Current Assets less the sum of the following assets if, and only to the extent that,
       ----
such assets constitute Current Assets: (i) the aggregate outstanding balance of the Accounts Receivable that are more than 90 days post due, and (ii) the aggregate amount of cash and other assets, if any, transferred by Spectradyne to the Debtors' Estates pursuant to Section 3.3(vii) of this Agreement.

     "Adjusted Current Liabilities" means the aggregate dollar amount of the Current Liabilities less the sum of the following liabilities if, and only to
                    ----
the extent that, such liabilities constitute Current Liabilities: (i) the Rental Charges, CID the aggregate amount of liabilities to be paid by Buyer pursuant to Sections 4.1.1, 4.1.2 and 4.1.3 of this Agreement, and (iii) the deferred obligations set forth on Schedule A to the Plan Sponsor Agreement, a copy of which is attached to this Agreement as Schedule 1.1(a), provided, however, that the amount of each such deferred obligation that is excluded from Current Liabilities shall not exceed the amount of such obligation as set forth on such Schedule.

     "Adjustment Date" means (i) the date on which the disagreements, if any, that Buyer has with the Closing Balance Sheet as set forth in the Buyer's Statement have been resolved in accordance with the provisions of Section
     7.12 of this Agreement, or (ii) if Buyer does not have any disagreements with the Closing Balance Sheet or if all such disagreements have been resolved by

     Buyer, SpectraVision and the Creditors' Committee prior to the expiration of the Resolution Period, the last day of the Resolution Period or such earlier date as is agreed to by Buyer, SpectraVision and the Creditors' Committee.

     "Agreement" means this Acquisition Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

     "Allowed Administrative Expenses" means administrative expenses of the Debtors that have been allowed pursuant to a Bankruptcy Court Order.

     "Appellate Court Review" has the meaning given to it in the definition of Final Order.

     "Ascent" means Ascent Entertainment Group, Inc., a Delaware corporation, and its successors and assigns.

     "Assets" means all of the assets and properties of the Debtors (including, without limitation, all tangible, intangible, real and personal assets and properties of the Debtors), wherever located, other than the Excluded Assets.

     "Assumed Liabilities" has the meaning given to it in Section 4.1.5 of this Agreement.

     "Authorizations" means, with respect to any Person, all consents, authorizations, approvals, notices, filings, permits, permissions and registrations required under (i) all Laws applicable to such Person, and (ii) all contracts and other agreements to which such Person is a Party.

     "Bankruptcy Case" has the meaning given to it in the recitals to this Agreement.

     "Bankruptcy Code" has the meaning given to it in the recitals to this Agreement.

     "Bankruptcy Court" has the meaning given to it in the recitals to this Agreement.

     "Bankruptcy Court Order" means an order or judgment of the Bankruptcy Court that was entered in accordance with the Bankruptcy Code.

     "Buyer" means ____________________, a Delaware corporation, and its successors and assigns.

     "Buyer's Statement" has the meaning given to it in Section 7.12.2 of this Agreement.

     "Buyer Termination Event" has the meaning given to it in Section 11.2 of this Agreement.

     "Bylaws" has the meaning given to it in Section 5.3.2 of this Agreement.

     "Certificate of Incorporation" has the meaning given to it in Section 5.3.1 of this Agreement.

     "Closing" has the meaning given to it in Section 9.1 of this Agreement.

     "Closing Balance Sheet" has the meaning given it in Section 7.12.1 of this Agreement.

     "Closing Date" means the first practicable date after all conditions precedent set forth in Sections 8.1, 8.2 and 8.3 of this Agreement have been satisfied or waived by the Party entitled to waive such condition.

     "Common Stock" means common stock of Buyer, $.0l par value per share.

     "Confirmation Letter" means a letter addressed to Buyer from counsel to the Debtors (i) stating that, to the best knowledge of such counsel after due inquiry and investigation, as of the Closing Date such counsel is unaware of any Post-Trial Motion or request for Appellate Court Review with respect to the Confirmation Order, or (ii) identifying all such Post-Trial Motions or requests for Appellate Court Review of which such counsel is aware, and describing the status of each such motion and request (including, without limitation, whether a request for a stay of the Confirmation Order has been sought or granted).

     "Confirmation Order" means a Bankruptcy Court Order that confirms the Plan and satisfies the conditions set forth in Sections 8.2.6 and 8.3.11 of this Agreement.

     "Contracts" has the meaning given to it in Section 3.2.4(a) of this Agreement.

     "Creditors" means the creditors of the Debtors.
     "Creditors Committee" has the meaning given to it in the recitals to this Agreement.

     "Creditor Warrants" means Series A-1 Warrants that will entitle the holders thereof, upon initial issuance of such Warrants and for a period of seven years thereafter, to purchase an aggregate number of shares of Common Stock equal to 7% of the Fully Diluted Outstanding Common Stock.

     "Cure Payments" means, with respect to any lease or executory contract assumed by any of the Debtors at the written direction of Ascent or Buyer, all amounts that the Bankruptcy Court determines are required to cure any defaults under such lease or contract at the time the Bankruptcy Court grants a motion to assume such contract or lease pursuant to section 365 of the Bankruptcy Code other than the amounts required to be paid by the Debtors pursuant to Section 7.2(b) of this Agreement.

     "Current Assets" means the aggregate dollar amount of the consolidated assets of Spectradyne and the Foreign Subsidiaries as of the Closing Date that are properly classified as "current assets" under GAAP, after giving effect to all of the transactions contemplated by Section 3 of this Agreement (in calculating such dollar amount, if the current assets of any Foreign Subsidiary are not denominated in U.S. dollars, such current assets shall be converted into their U.S. dollar equivalent as of the Closing Date in accordance with GAAP).

     "Current Liabilities" means the aggregate dollar amount of the consolidated liabilities of Spectradyne and the Foreign Subsidiaries as of the Closing Date that are properly classified as "current liabilities" under GAAP, after giving effect to all of the provisions of Section 4 of this Agreement (in calculating such dollar amount, if the current liabilities of any Foreign Subsidiary are not denominated in U.S. Dollars, such current liabilities shall be converted into their U.S. dollar equivalent as of the Closing Date in accordance with GAAP).

     "Debtors" has the meaning given to it in the recitals to this Agreement.

     "Debtors Estate" means the bankruptcy estates of the Debtors after the Closing.

     "Debtor Termination Event" has the meaning given to it in Section 11.3 of this Agreement.

     "Default Notice" has the meaning given to it in Section 10 of this Agreement.

     "DIP Lender" means Foothill Capital Corporation.

     "DIP Loan" means all amounts (including, without limitation, principal, interest and fees) due and owing to the DIP Lender under the DIP Loan Agreement as of the Closing Date.

     "DIP Loan Agreement" the means the loan and security agreement, dated as of June 9, 1995, by and between Spectradyne and the DIP Lender.

     "Disclosure Statement" has the meaning given to it in the recitals to this Agreement.

     "Disclosure Statement Order" means the order of the Bankruptcy Court entered on June 7, 1996 that sets forth the procedures for the approval of the Disclosure Statement and the Plan.

     "Effective Date" means the effective date of the Plan, which shall occur on the Closing Date.

     "Equipment Lease" means a lease of OCV equipment from OCV to Spectradyne that is in form and substance satisfactory to OCV and Spectradyne; provided, however, that (i) each Equipment Lease shall provide that, in the event that this Agreement is terminated for any reason, such lease shall terminate not later than 180 days after the date this Agreement (the "lease termination date") has been terminated and Spectradyne shall return all equipment leased pursuant to such lease on or prior to the lease termination date for such lease, and (ii) the Rental Charges due under each Equipment Lease shall accrue until the Closing Date.

     "Estimated Net Working Capital" means the positive or negative amount obtained by subtracting (i) the Adjusted Current Liabilities as reflected in the Pre-Closing Balance Sheet, from (ii) ____% of the Adjusted Current Assets as reflected in Pre-Closing Balance Sheet.

     "Excess Payment" means the dollar amount, if any, by which the Non-Specified Payment Obligations as of the Adjustment Date exceeds the sum of the Adjusted Current Assets as reflected in the Adjusted Balance Sheet and the Reserved Stock Value, if any; provided, however, that the Excess Payment shall be equal to zero unless the Non-Specified Payment Obligations as of the Adjustment Date exceed the Adjusted Current Assets as reflected in the Adjusted Balance Sheet by at least $250,000.

     "Excess Stock Payment" means a number of shares of Common Stock equal to the product of the Excess Payment and a fraction, the numerator of which shall be equal to the Initial Shares of Common Stock and the denominator of which shall be equal to the Warrant Exercise Price.

     "Excluded Assets" has the meaning given to it in Section 3.3 of this Agreement.

     "Excluded Subsidiaries" means all of the subsidiaries of Spectradyne other than the Foreign Subsidiaries.

     "Exercise Price" shall mean a dollar amount calculated by dividing the Warrant Exercise Price by the Initial Shares of Common Stock.

     "Final Order" means an order or judgment rendered by the Bankruptcy Court or other court of competent jurisdiction that has been entered on the docket and (unless otherwise ordered by such court) as to which (i) both (a) the time to seek reconsideration, rehearing, or new trial by the rendering court (hereinafter, a ("Post-Trial Motion"), and (b) the time (including time resulting from a timely filed motion under Rule 8002(c) under the Federal Rules of Bankruptcy Procedure) to appeal or to seek a petition for review or certiorari (hereinafter, an "Appellate Court Review"), has expired (without regard to whether time to seek relief of a judgment under Rule 60(b) of the Federal Rules of Civil Procedure or Rule 9024 of the Federal Rules of Bankruptcy Procedure has expired); and (ii) either (a) no Post-Trial Motion or request for Appellate Court Review is pending, or (b) a Post-Trial Motion or a request for Appellate Court Review is pending but the subject order of judgment has not been stayed, amended, modified or reversed by a court of competent jurisdiction or, if stayed, such stay has been vacated or is no longer in effect. Without limiting the foregoing, the pendency of, or request for, a Post-Trial Motion or an Appellate Court Review shall not prevent an order from becoming final and being implemented, absent the entry of a stay by a court of competent jurisdiction and the continuation thereof.

     "Final Distribution Date" shall mean the first business day practicable after the Adjustment Date; provided, however, that if the Estimated Net Working Capital exceeds $1,000,000, the "Final Distribution Date" shall be the Closing Date.

     "Financial Statements" means the 1995 Financial Statements and the 1996 Financial Statements.

     "Foreign Subsidiaries" means the direct and indirect subsidiaries of SpectraVision that are incorporated in any country other than the United States of America.

     "Fully Diluted Outstanding Common Stock" means a number of shares of Common Stock equal to 125% of the Initial Shares of Common Stock.

     "GAAP" means generally accepted accounting principles consistently applied.

     "Initial Percentage" means the percentage equal to the difference between 27.5% of the Initial Shares of Common Stock and the Potential Additional Percentage.

     "Initial Shares of Common Stock" means 30,000,000 shares of Common Stock, or such other number of shares of Common Stock that is acceptable to Ascent and the Creditors' Committee.

     "Law" means, with respect to any Person, all laws, statutes, rules, regulations, judgments, orders, writs, injunctions and decrees applicable to such Person or its properties or assets (whether foreign, provincial, federal, state or local).

     "Maximum Assumable Amount" means the sum of ___% of the Adjusted Current Assets as reflected in the Pre-Closing Balance Sheet and the Reserved Stock Value, if any.

     "Maximum Remaining Payment Amount" means the difference between (i) the Adjusted Current Assets as reflected in the Adjusted Balance Sheet, and (ii) the Non-Specified Payment Obligations as of the Adjustment Date; provided, however, that if Non-Specified Payment Obligations as of the Adjustment Date equal or exceed the Adjusted Current Assets as reflected in the Adjusted Balance Sheet, the Maximum Remaining Payment Amount shall be equal to zero.

     "Merger" has the meaning given to it in Section 8.3.3 of this Agreement.

     "Non-Creditor Warrants" means Series A-2 Warrants and Series B Warrants that entitle the holders thereof, upon initial issuance of such Warrants, to purchase an aggregate number of shares of Common Stock equal to 13% of the Fully Diluted Outstanding Common Stock.

     "Non-Specified Payment Obligations" means (A) as of the Final Distribution Date, an amount equal to the sum of, without duplication, (i) the aggregate amount of the Adjusted Current Liabilities that have been assumed by Spectradyne pursuant to Section 4.1.5 of this Agreement, (ii) the aggregate amount of the Allowed Administrative Expenses that have been paid by Buyer and/or it subsidiaries pursuant to Section 4.1.4 of this Agreement as of the Final Distribution Date, and (iii) the aggregate amount of the Current Liabilities, if any, that have been assumed by Spectradyne pursuant to Section 4.1.4 of this Agreement as of the Final Distribution Date, and (B) as of the Adjustment Date, an amount equal to the sum of, without duplication, (i) the aggregate amount of the Adjusted Current Liabilities that have been assumed by Spectradyne pursuant to Section 4.1.5 of this Agreement, (ii) the aggregate amount of the Allowed Administrative Expenses that have been paid by Buyer and/or its subsidiaries pursuant to Section 4.1.4 of this Agreement as of the Adjustment Date, and (iii) the aggregate amount of the Current Liabilities, if any, that have been assumed by Spectradyne pursuant to Section
4.1.4 of this Agreement as of the Adjustment Date.

     "Non-Spectradyne Debtors" has the meaning given to it in the first paragraph of this Agreement.

     "Non-Spectradyne Debtor Records" has the meaning given to in Section 3.2.4(i) of this Agreement.

     "OCV" means On Command Video Corporation, a Delaware corporation, and its successors and assigns.

     "OCV Agreement" means the merger agreement between OCV and a wholly-owned subsidiary of Buyer, which shall be substantially in the form of Exhibit A of this Agreement.

     "OCV Assets" means all of the assets, leases (which consist only of real estate operating leases with standard payment requirements), operations and business of OCV.

     "OCV Equipment" means any equipment leased by OCV to Spectradyne pursuant to an Equipment Lease.

     "OCV Reserved Stock" means the number of shares of Common Stock equal to the product (rounded to the nearest whole number) of: (i) the amount, if any, by which the Non-Specified Payment Obligations as of the Final Distribution Date exceeds the Adjusted Current Assets as reflected in the Adjusted Balance Sheet, and (ii) a fraction, the numerator of which shall be equal to the Initial Shares of Common Stock and the denominator of which shall be equal to the Warrant Exercise Price; provided, however, that notwithstanding the foregoing, (A) there shall not be any shares of OCV Reserved Stock if either (1) the Estimated Net Working Capital is equal to or greater than $1,000,000, or (2) the Non-Specified Payment Obligations as of the Final Distribution Date do not exceed the Adjusted Current Assets as reflected in the Adjusted Balance Sheet by at least $250,000, and (B) the number of shares of OCV Reserved Stock shall not exceed the number of shares of Reserved Stock under any circumstances.

     "OCV Warrant Parties" means OCV's stockholders and any other persons or entities entitled to receive OCV Non-Creditor Warrants pursuant to the terms of the OCV Agreement.

     "Parties" has the meaning given to It in the first paragraph of this Agreement.

     "Plan" means a plan of reorganization for the Debtors, as amended or modified, that (i) has been prepared and submitted by the PSA Parties to the Bankruptcy Court, and (ii) satisfies the conditions set forth in Sections 8.2.6 and 8.3.11 of this Agreement.

     "Plan Sponsor" has the meaning given to it in the Procedures Order.

     "Plan Sponsor Agreement" has the meaning given to it in the recitals of this Agreement.

     "Post-Trial Motion" has the meaning given to it in the definition of Final Order.

     "Potential Additional Percentage" means the percentage (rounded to the nearest one-thousandth) calculated by dividing the number of shares of Reserved Stock by the number of shares of Initial Shares of Common Stock.

     "Pre-Closing Balance Sheet" has the meaning given it in Section 7.12.1 of this Agreement.

     "Procedures Order" has the meaning given to it in the recitals to this Agreement.

     "PSA Parties" has the meaning given to it in the recitals to this Agreement.

     "Records" means the Non-Spectradyne Debtor Records and the Spectradyne Records.

     "Registration Rights Agreement" means a registration rights agreement substantially in the form attached to this Agreement as Exhibit B.

     "Rental Charges" means the aggregate amount of rental charges payable to OCV by Spectradyne under the Equipment Leases, which shall be equal to OCV's cost of capital in connection with any debt incurred by OCV in providing OCV Equipment to Spectradyne (which shall include any interest on the debt incurred to purchase and install such equipment).

     "Reserved Amount" means (i) if the Estimated Net Working Capital is positive but less than $1,000,000, the difference between $1,000,000 and the Estimated Net Working Capital, (ii) if the Estimated Net Working Capital is negative, the sum of $1,000,000 and the absolute value of the Estimated Net Working Capital; provided, however, that Reserved Amount shall not exceed $10,000,000 under any circumstances, and (iii) if the Estimated Net Working Capital is equal to or greater than $ 1,000,000, then the Reserved Amount shall be zero.

     "Reserved Stock" means a number of authorized but unissued shares of Common Stock (rounded to the nearest whole number) that is determined as follows: (i) if the Estimated Net Working Capital is less than $1,000,000, a number of shares of Common Stock equal to the product of Initial Shares of Common Stock and a fraction, the numerator of which shall be equal to the Reserved Amount and the denominator of which shall be equal to the Warrant Exercise Price, and (ii) if the Estimated Net Working Capital is greater than or equal to $1,000,000, there shall be no shares of Reserved Stock.

     "Reserved Stock Value" means an amount equal to the product of the number of shares of Reserved Stock and a fraction, the numerator of which shall be equal to the Warrant Exercise Price and the denominator of which shall be equal to the number of Initial Shares of Common Stock.

     "Resolution Period" means the twenty (20) day period following delivery of the Closing Balance Sheet to Buyer pursuant to Section 7.12.1 of this Agreement.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Spectradyne" means Spectradyne, Inc., a Texas corporation.

     "Spectradyne International" means Spectradyne International, Inc., a wholly-owned subsidiary of Spectradyne that owns all of the outstanding capital stock of all of the Foreign Subsidiaries.

     "Spectradyne Records" means all records relating to Spectradyne's business (including, but not limited to, all books of account, customer lists, supplier lists, employee personnel files, tax records and information, local public records file materials, engineering data, logs, programming records, consultants' reports, budgets, financial reports and projections, and sales, operating and business plans, that relate to or are used in the operation of Spectradyne's business or necessary or desirable to show compliance with any Law applicable to Spectradyne).

     "Spectradyne Stock" means all of the outstanding shares of capital stock of Spectradyne and all other securities exchangeable or exercisable for, or convertible into, shares of capital stock of Spectradyne and all other rights or claims for the purchase or issuance, with or without consideration, of shares of capital stock of Spectradyne.

     "SPI Newco" means SPI Newco, Inc., a wholly-owned subsidiary of SpectraVision that owns the Spectradyne Stock.

     "SPI Newco Debt" has the meaning given to it in Section 3.2.3 of this Agreement.

     "SpectraVision" means SpectraVision, Inc., a Delaware corporation.

     "Termination Notice" has the meaning given to it in Section 11.4 of this Agreement.

     "Total Buyer Debt" means the aggregate amount of consolidated debt of Buyer and its subsidiaries (including, but not limited to, OCV, Spectradyne and any subsidiary of Spectradyne or OCV) that is outstanding as of the Closing Date after giving effect to the Transactions (including, but not limited to, the aggregate amount of the Additional OCV Debt and all of the debt incurred by Buyer in connection with its obligations under this Agreement).

     "Transactions" means all of the transactions contemplated by this Agreement and the OCV Agreement.

     "Warrant Agreement" means a warrant agreement substantially in the form attached to this Agreement as Exhibit C.

     "Warrant Certificate" means a certificate representing a Warrant and substantially in the form attached as an exhibit to the Warrant Agreement.

     "Warrant Exercise Price" means the amount by which $550,000,000 exceeds the Total Buyer Debt.

     "Warrants" means seven-year warrants for the purchase of Common Stock, consisting of Series A-1 Warrants, a Series A-2 Warrant and Series B Warrants, all of which shall be issued pursuant to the Warrant Agreement. Each series of Warrants shall be evidenced by a Warrant Certificate and shall have the terms applicable to such series of Warrants set forth in the Warrant Agreement. Each share of Common Stock purchasable upon the exercise of a Warrant of any series shall have an initial purchase price equal to the Exercise Price payable in the manner specified in the Warrant Agreement for such series of Warrants.

                                   SECTION 2
                   PROCEDURES ORDER: PLAN SPONSOR AGREEMENT
                   ----------------------------------------

     This Agreement shall in no way adversely affect, modify or limit any of the rights of, or the benefits provided to, Ascent under the Procedures Order (including, but not limited to, the rights of Ascent to reimbursement of expenses, over-bid protection and break-up fees) or the Disclosure Statement Order. This Agreement and the OCV Agreement collectively supersede, replace and terminate the Plan Sponsor Agreement; provided, however, that notwithstanding the foregoing, (i) the Addendum shall not be superseded, replaced, terminated or otherwise affected by this Agreement or the OCV Agreement, and (ii) all of the rights and obligations of Ascent, OCV, the Debtors and the Creditors' Committee under the Addendum shall remain in full force and effect.

                                   SECTION 3
              SALE OF SPECTRADYNE STOCK AND RELATED TRANSACTIONS
              --------------------------------------------------

     3.1   Spectradyne Stock.  Subject to the terms and conditions of this
           -----------------
Agreement, pursuant to the Plan, on the Closing Date, SPI Newco shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase from SPI Newco, the Spectradyne Stock free and clear of all liens, claims, interests, rights of others and encumbrances of every kind.

     3.2   Actions to be Taken by the Debtors.  Prior to or contemporaneously
           ----------------------------------
with the sale and assignment of the Spectradyne Stock to Buyer, the following shall have occurred:

           3.2.1    Excluded Assets and Subsidiaries.  All of the Excluded
                    --------------------------------
Assets owned by Spectradyne, if any, shall have been assigned and transferred to SPI Newco and the capital stock of all Excluded Subsidiaries shall have been assigned and transferred by Spectradyne to SPI Newco.

           3.2.2    Name Change.  Unless otherwise directed by Ascent,
                    -----------
Spectradyne shall have changed its name to SpectraVision, Inc. and SpectraVision shall have changed its name to one that is acceptable to Buyer and, any other Non-Spectradyne Debtor that has the term "Spectra" or "Vision" in its name shall change its name to one that is acceptable to Buyer,

           3.2.3    Contribution of Spectradyne Debt.  Any debt (the "SPI Newco
                    --------------------------------
Debt") that is owed by Spectradyne or any of its subsidiaries to SPI Newco or SpectraVision shall have been contributed to the capital of Spectradyne; provided, however, that unless otherwise agreed to by Ascent in writing, none of the SPI Newco Debt shall be discharged pursuant to the Plan or otherwise. Notwithstanding the foregoing, (i) nothing in this Agreement shall limit or otherwise affect the distributions to be made pursuant to the Plan to Creditors on account of the SPI Newco Debt or any other intercompany debt, and (ii) neither Ascent nor Buyer shall be entitled to receive any distribution under the Plan on account of the SPI Newco Debt.

           3.2.4    Assignment of Non-Spectradyne Debtor Assets to Spectradyne.
                    ----------------------------------------------------------
All of the Assets owned by the Non-Spectradyne Debtors shall have been assigned and transferred to Spectradyne, which shall include, without limitation, the following assets and properties of the Non-Spectradyne Debtors:

                    (a) All rights of the Non-Spectradyne Debtors under the following contracts, leases and licenses (collectively, the "Contracts"): (i) all contracts, leases and licenses assumed by the Non-Spectradyne Debtors at the written direction of Ascent or Buyer pursuant to Section 7.9 of this Agreement, all of which are identified on Schedule 3.2.4(a)(i) to this Agreement, as amended by Buyer pursuant to Section 3.5 of this Agreement, and (ii) all other contracts, leases and licenses that (a) have been entered into by the Non-Spectradyne Debtors since the commencement of the Bankruptcy Case in the ordinary course of business or that have been assumed by the Non-Spectradyne Debtors pursuant to a Bankruptcy Court Order, and (b) are identified on Schedule 3.2.4(a)(ii) to this Agreement, as amended by Buyer pursuant to Section 3.5 of this Agreement. At any time prior to the Closing Date, Ascent or Buyer may, in its sole discretion, direct the Non-Spectradyne Debtors to assume any contract or lease pursuant to Section 7.9 of this Agreement and any such contract or lease shall be added to Schedule 3.2.4(a)(i) to this Agreement.

                    (b) All copyrights, patents, trademarks, tradenames, slogans, logos, service marks, computer software, data processing files, systems and programs, business lists, trade secrets, sales and operating plans and other similar intangible property owned by the Non-Spectradyne Debtors (including, but not limited to, the name "SpectraVision" and all other intangible property identified on Schedule 3.2.4(b) to this Agreement).

                    (c) All Authorizations obtained by or issued to the Non-Spectradyne Debtors in connection with the operation of their businesses (including, but not limited to, the Authorizations identified on Schedule 3.2.4(c) to this Agreement).

                    (d) All personal property and equipment owned by the Non-Spectradyne Debtors (including, but not limited to, the property and equipment described on Schedule 3.2.4(d) to this Agreement).

                    (e) All real property owned by the Non-Spectradyne Debtors identified on Schedule 3.2.4(e) to this Agreement.

                    (f) All of the capital stock and other equity interests owned by any of -the Non-Spectradyne Debtors in (i) the Foreign Subsidiaries, and (ii) every other corporation, limited liability company, foreign company, limited partnership, general partnership and other entity (other than the Non-Spectradyne Debtors), each of which is identified on Schedule 3.2.4(f) to this Agreement.

                    (g) All current assets of the Non-Spectradyne Debtors other than the cash transferred to the Debtors' Estates in accordance with Section 3.3(vii) of this Agreement.

                    (h) All claims of the Non-Spectradyne Debtors (other than the SPI Newco Debt, which shall be contributed to Spectradyne pursuant to
Section 3.2.3 of this Agreement) against all persons and entities (other than another Non-Spectradyne Debtor) other than those claims described in Section 3.3(v) of this Agreement.

                    (i) All records (the "Non-Spectradyne Debtor Records") relating to the Non-Spectradyne Debtors' businesses and the Assets owned by the Non-Spectradyne Debtors (including, but not limited to, all books of account, customer lists, supplier lists, employee personnel files, tax records and information, local public records file materials, engineering data, logs, programming records, consultants' reports, budgets, financial reports and projections, and sales, operating and business plans, that relate to or are used in the operation of any the Non-Spectradyne Debtor's business or necessary or desirable to show compliance with any Law applicable to the Non-Spectradyne Debtors).

     3.3   Excluded Assets.  Notwithstanding the foregoing, the Assets shall not
           ---------------
include any of the following (collectively, the "Excluded Assets"): (i) the contracts, leases, licenses, real and personal property and other assets, if any, of Spectradyne identified on Schedule 3.3(a) to this Agreement, provided, however, that the Excluded Assets may not include any contract or lease assumed by Spectradyne at the written direction of Ascent or Buyer pursuant to Section
7.9 of this Agreement, (ii) the assets and properties, if any, of the Non-Spectradyne Debtors identified on Schedule 3.3(b) to this Agreement, (iii) all contracts, leases and licenses of the Non-Spectradyne Debtors other than those identified on Schedule 3.2.4(a)Ci) or 3.2.4(a)(i) to this Agreement, (iv) the claims of each Non-Spectradyne Debtor against any other Non-Spectradyne Debtor,
(v) all causes of action and avoidance powers of the Debtors other than the causes of action and avoidance powers related to, or derived from, the leases and executory contracts assumed by and/or assigned to Spectradyne after giving effect to Section 3.2 of this Agreement, (vi) any real estate owned by the Non-Spectradyne Debtors that is not identified on Schedule 3.2.4(e) to this Agreement, and (vii) to the extent necessary, a reasonable amount of the Debtors' cash that is transferred to the Debtors' Estates to pay the Debtors' administrative expenses, which amount shall have been approved by the Bankruptcy Court.

     3.4   Ownership of the Assets.  Upon and after the Closing, (i) Spectradyne
           -----------------------
shall own all of the Assets free and clear of all liens, claims, interests and encumbrances to the fullest extent permitted by the Bankruptcy Code; provided, however, that to the extent known to any Debtor, all liens, claims, interests and encumbrances in, on or against any of the Assets that will not be discharged pursuant the Plan are identified on Schedule 3.4 to this Agreement, and (ii) Spectradyne shall not, directly or indirectly, own or have any liability under or with respect to any of the Excluded Assets.

     3.5   Modification of Schedules.  Prior to the Closing Date, Buyer may
           -------------------------
amend any of the Schedules to this Agreement to reclassify any Asset as an Excluded Asset (other than any lease or executory contract assumed by any of the Debtors at the written direction of Ascent or Buyer or assumed by any Debtor pursuant to a Bankruptcy Court Order) and to reclassify any Excluded Asset (other than any the causes of action and avoidance powers described in Section 3.3(v) of this Agreement) as an Asset.

                                   SECTION 4
                            ASSUMPTION OF LIABILITY
                            -----------------------

     4.1   Assumption of Debtors' Liabilities.  Upon and after the Closing, none
           ----------------------------------
of Buyer, Spectradyne or any of their post-closing affiliates shall have any responsibility or liability for any of the Debtors' pre- or post-petition liabilities or obligations other than as expressly provided in Sections 4.1.1, 4.1.2, 4.1.3, 4.1.4 and 4.1.5 of this Agreement.

           4.1.1    DIP Loan.  Buyer and/or its subsidiaries shall be
                    --------
responsible for paying all amounts due and payable under the DIP Loan Agreement on the Closing Date up to a maximum amount of $40,000,000 with the proceeds from a financing facility to be entered into by Buyer and/or its subsidiaries on such terms and conditions as shall be satisfactory to Buyer in its sole discretion after consultation with SpectraVision and the Creditors' Committee (all amounts payable under or with respect to the DIP Loan Agreement in excess of $40,000,000 shall be paid by the Debtors' Estates); provided, however, that each Party acknowledges and agrees that so long as Buyer is a consolidated subsidiary of COMSAT Corporation under GAAP, Buyer shall be subject to Ascent's intercompany agreements with COMSAT Corporation.

           4.1.2    Amounts Due Under Assumed and Post-Petition Contracts.
                    -----------------------------------------------------
Buyer and/or its subsidiaries shall be responsible for paying the Allowed Administrative Expenses and Cure Payments payable by the Debtors with respect to all of the contracts and leases that were (i) assumed by any Debtor pursuant to a Bankruptcy Court Order (excluding contracts and leases assumed at the written direction of

Ascent or Buyer pursuant to Section 7.9 of this Agreement), or (ii) entered into by any Debtor in the ordinary course of its business since the commencement of the Bankruptcy Case; provided, however, that (a) the amounts payable by Buyer pursuant to this Section 4.1.2 shall only be for the liabilities identified or described in the Addendum, and (b) the aggregate amount payable by Buyer pursuant to this Section 4.1.2 with respect to each liability identified or described in the Addendum shall not exceed the amount set forth in the Addendum with respect to such liability.

           4.1.3    Amounts Due Under Assumed Contracts at the Direction of
                    -------------------------------------------------------
Ascent or Buyer.  Buyer and/or its subsidiaries shall pay all of the Cure
- ---------------
Payments that are payable with respect to, and Buyer shall assume all of the Debtors' other liabilities and obligations (exclusive of the amounts payable by the Debtors pursuant to Section 7.2(b) of this Agreement) under, the contracts and leases assumed by the Debtors at the written direction of Ascent or Buyer pursuant to Section 7.9 of this Agreement (and transferred to Spectradyne on or prior to the Closing Date pursuant to Section 3.2.4 of this Agreement). The amounts to be paid by Buyer pursuant to this Section 4.1.3 shall be quantified to the extent feasible and, to the extent not quantifiable, described on
Schedule 4.1.3 to this Agreement (which schedule shall be revised and updated by the Debtors to the extent necessary or appropriate on a regular basis until the Closing Date, and a copy of each revised schedule shall be provided to Buyer promptly after each revision or update).

           4.1.4    Allowed Administrative Expenses and Current Liabilities.
                    ------------------------------------------- -----------
From and after the Closing Date until the Adjustment Date, to the extent that the Debtors' Estates have inadequate funds to pay the Allowed Administrative Expenses and the Current Liabilities, if any, that are not set forth on the Pre-Closing Balance Sheet, Buyer and/or its subsidiaries shall provide the Debtors' Estates with sufficient funds to pay such expenses, and Spectradyne shall assume such liabilities, up to an aggregate amount not to exceed the sum of the Estimated Net Working Capital and the Reserved Stock Value, if any. After the Adjustment Date, to the extent that the Debtor's Estates have inadequate funds to pay the Allowed Administrative Expenses and the Current Liabilities, if any, that are not set forth on the Pre-Closing Balance Sheet, Buyer and/or its subsidiaries shall provide the Debtors' Estates with sufficient funds to pay such expenses, and Spectradyne shall assume such liabilities, up to an aggregate amount not to exceed the Maximum Remaining Payment Amount.

           4.1.5    Current Liabilities.  On the Closing Date, subject to
                    -------------------
Section 4.2 of this Agreement and the limits set forth in this Section 4.1.5, Spectradyne shall assume the Current Liabilities identified on the Pre-Closing Balance Sheet (exclusive of the current liabilities of the Foreign Subsidiaries, which shall remain the obligations of the Foreign Subsidiaries) up to a maximum amount not to exceed the Current Liabilities specified in the Pre-Closing Balance Sheet; provided, however, that if the Adjusted Current Liabilities set forth on the Pre-Closing Balance Sheet exceed the Maximum Assumable Amount, the Current Liabilities to be assumed by Spectradyne pursuant to this Section 4.1.5 shall be reduced until the Adjusted Current Liabilities equals the Maximum Assumable Amount, in which case Buyer shall designate the Current Liabilities that will not be assumed by Spectradyne and the Debtors' Estates shall remain liable for all Current Liabilities not assumed by Spectradyne. The Current Liabilities assumed by Spectradyne pursuant to this Section 4.1.5 and the liabilities assumed by Spectradyne pursuant to Sections 4.1.3 and 4.1.4 of this Agreement (the "Assumed Liabilities") shall be paid by Spectradyne in accordance with the terms of such liabilities.

     4.2   Discharge and Payment of Debtors' Liabilities. (a) The Plan shall
           ---------------------------------------------
discharge all liabilities of, and claims against, the Debtors as of the Closing Date other than (i) Assumed Liabilities, and (ii) the SPI Newco Debt, which shall be contributed to the capital of Spectradyne pursuant to Section 3.2.3 of this Agreement.

                    (b) Except for the Assumed Liabilities and the other liabilities for which the Buyer and/or its subsidiaries are expressly responsible for paying pursuant to Section 4.1 of this Agreement, none of Buyer, Spectradyne or any of their post-closing affiliates shall have any responsibility or liability for any expenses or liabilities of, or any claims (whether matured, contingent or otherwise) against, the Debtors, all of which shall be the responsibility and liability of the Debtors' Estates. In the event that there is any Excess Payment as of the Adjustment Date, the Debtors' Estates shall promptly pay Buyer an amount equal to such Excess Payment, which at the option of the Creditors' Committee may be paid with either cash or a number of shares of Common Stock equal to the Excess Stock Payment.

                    (c) Notwithstanding any provision in this Agreement (including, without limitation, Section 4. 1) to the contrary, Buyer shall not have any liability or responsibility for any amounts due under or with respect to the DIP Loan Agreement in excess of $40,000,0000.

                                   SECTION 5
                                PURCHASE PRICE
                                --------------

     5.1   Total Consideration for the Spectradyne Stock and the Assets.  The
           ------------------------------------------------------------
sole consideration for the sale of the Spectradyne Stock by SPI Newco to Buyer, and the transfer of the Assets owned by the Non-Spectradyne Debtors to Spectradyne, shall be shares of Common Stock as provided in Section 5.1 .1 of this Agreement and Warrants as provided in Section 5.1.2 of this Agreement.

           5.1.1    Common Stock. (a) On the Closing Date, contemporaneously
                    ------------
with the consummation of the transactions contemplated by Section 3 of this Agreement, and in consideration therefor, Buyer shall issue an aggregate number of shares of

Common Stock that represents the Initial Percentage to the Creditors, or an agent on their behalf, in accordance with the provisions of the Plan.

                    (b) On the Final Distribution Date, in consideration for the sale of the Spectradyne Stock to Buyer and the transfer of the Assets owned by the Non-Spectradyne Debtors to Spectradyne, Buyer shall issue all shares of Reserved Stock other than the OCV Reserved Stock, if any, to the Creditors, or an agent on their behalf, in accordance with the provisions of the Plan.

           5.1.2    Creditor Warrants.  On the Closing Date Buyer shall issue
                    -----------------
the Creditor Warrants to the Creditors, or an agent on their behalf, in accordance with the provisions of the Plan.

     5.2   Issuance of Common Stock and Warrants to OCV's Stockholders.
           -----------------------------------------------------------

           5.2.1    Common Stock. (a) Upon consummation of the Merger, and in
                    ------------
consideration therefor, on the Closing Date Buyer shall issue 72.5% of the Initial Shares of Common Stock to OCV's stockholders in accordance with the provisions of the OCV Agreement.

                    (b) On the Final Distribution Date Buyer shall issue the OCV Reserved Stock, if any, to OCV's stockholders in accordance with the provisions of the OCV Agreement.

           5.2.2    Non-Creditor Warrants.  Upon consummation of the Merger, on
                    ---------------------
the Closing Date Buyer shall issue the Non-Creditor Warrants to the OCV Warrant Parties in accordance with the provisions of the OCV Agreement.

     5.3   Certain Corporate Matters.
           -------------------------

           5.3.1    Buyer's Certificate of Incorporation.  As of the Closing
                    ------------------------------------
Date, the certificate of incorporation of Buyer (the "Certificate of Incorporation') shall be substantially in the form attached to this Agreement as Exhibit D.

           5.3.2    Buyer's Bylaws.  As of the Closing Date, the bylaws of Buyer
                    --------------
(the "Bylaws") shall be substantially in the form attached to this Agreement as Exhibit E.

           5.3.3    Registration Rights.  Subject to standard and customary
                    -------------------
terms, conditions and exceptions, any Creditor that receives 10% or more of the outstanding shares of Common Stock pursuant to the Plan shall have (i) piggyback rights to obtain registration of its shares of Common Stock (with Buyer bearing the cost thereof) in the event that Buyer files a registration statement on behalf of itself or any of its stockholders, and (ii) the right to demand registration of its shares, at the expense of such Creditor.

                                   SECTION 6
                 REPRESENTATIONS AND WARRANTIES OF THE DEBTORS
                 ---------------------------------------------

     The Debtors hereby jointly and severally make the following representations and warranties to Buyer, all of which shall be true and correct as of the date of this Agreement and on the Closing Date:

     6.1   Title to Real Property; No Liens.  The Debtors have, and after the
           --------------------------------
Closing Spectradyne shall have, good and marketable title to the real property reflected in the Financial Statements, and other than the lien granted in connection with the DIP Loan or other customary "permitted encumbrances," or that are reflected in the Financial Statements, there are no liens or encumbrances against any such assets, other than liens and encumbrances that will be removed as of the Closing Date.

     6.2   Financial Condition.  The financial statements (the "1995 Financial
           -------------------
Statement") of SpectraVision and its subsidiaries set forth in SpectraVision's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, which was filed with the SEC on or about March 30, 1996, fairly present (in accordance with generally accepted accounting principles except as otherwise set forth in Notes thereto consistently applied) the financial condition and results of operations of SpectroVision and its subsidiaries at and for period reported thereon. There exists no material adverse change in such financial condition or results of operations of the Debtors since December 31, 1995, except as reflected in SpectraVision's unaudited financial statements for the periods ending January 31, 1996, and February 29, 1996 (collectively, the "1996 Financial Statements"), copies of which have been provided to Ascent and OCV and which fairly present (in accordance with generally accepted accounting principles except as otherwise set forth in Notes thereto consistently applied) the financial condition and results of operations of the Debtors; provided, however, that Buyer understands and acknowledges that the continuation of trends reflected in the Financial Statements shall not constitute a material adverse change.

     6.3   No Right of Termination by Major Customers or Suppliers. There are
           -------------------------------------------------------
no grounds that would allow any of the Debtors' five largest (by number of rooms served by the Debtors) hotel customers, or any of the Debtors' major studio movie suppliers or free-to-guest programming suppliers, to terminate their existing service contracts, other than breaches that (i) will be cured in connection with the assumption of such contracts under Section 365 of the Bankruptcy Code, or (ii) are unenforceable under the Bankruptcy Code.

     6.4   Environmental Liabilities.  The Debtors have provided Ascent with the
           -------------------------
Environmental Assessment Report, dated July 1995, which was prepared by ENTRIX, Inc. Other than the liabilities set forth in such Environmental Assessment Report (which the Debtors do not concede are material), none of the Debtors has any material environmental liability.

     6.5   Tax Liabilities.  None of the Debtors has any material federal, state
           ---------------
or foreign tax liability that may be assessed against or collected from Buyer as a successor of the Debtors or otherwise.

                                   SECTION 7
                       PRE- AND POST-CLOSING OBLIGATIONS
                       ---------------------------------

     7.1   Agreement to Support Plan.  Each Party agrees that (i) Ascent shall
           -------------------------
be the Plan Sponsor as provided in the Procedures Order, (ii) it will sponsor and support the Plan, which will reflect the terms set forth in this Agreement and the OCV Agreement, (iii) it will reasonably cooperate in preparing and submitting the Plan, the Disclosure Statement and all other documents necessary to obtain confirmation of the Plan, and (iv) it will provide the other Parties with whatever information is reasonably necessary for the preparation of the Plan and Disclosure Statement. In addition, each of the Debtors and the Creditors' Committee agrees that (a) it will not solicit any other bids to acquire the Spectradyne Stock or any of the Assets, (b) it will not negotiate with any other person or entity concerning the disposition of the Spectradyne Stock or any of the Assets except as provided in the Procedures Order, (c) it will not support any other plan of reorganization for the Debtors except as provided in the Procedures Order, (d) it will inform Ascent and Buyer within one business day of the receipt of any unsolicited bid that is received by the Debtors or the Creditors' Committee with respect to the Spectradyne Stock or any of the Assets, and (e) Ascent shall be entitled to the protections and benefits that the Procedures Order provides for the Plan Sponsor.

     7.2   Operation of  the Debtors' Business Prior to Closing  (a) Prior to
           ----------------------------------------------------
the Closing, except as provided in Section 7.9 of this Agreement, the Debtors shall operate their businesses in the ordinary course as conducted on April 19,1996 and will use their best efforts to maintain favorable relationships with major hotel customers.

           (b) If and to the extent that the Debtors have been making any payments on any leases or executory contracts during the Bankruptcy Case prior to the date of the Plan Sponsor Agreement, the Debtors shall continue to make such payments (which shall be on the same terms as the payments made by the Debtors prior to the date of the Plan Sponsor Agreement) until the Closing Date.

     7.3   Securities Law Exemptions and Stock Market Listing.  The Parties
           --------------------------------------------------
shall seek to structure the Transactions so that the Common Stock and Warrants to be distributed to the Creditors pursuant to the Plan will qualify for the registration exemption under section 1145 of the Bankruptcy Code. The Parties agree to use their best efforts to cause the Common Stock and the Warrants to be listed on a securities exchange or the NASDAQ National Market as soon as practicable after the date of this Agreement.

     7.4   Use of IntellectuaL Property.  After the Closing, neither
           ----------------------------
SpectraVision nor any of its subsidiaries shall use the terms "Spectra" or "Vision" as part of its corporate name or d/b/a name or otherwise use any name that is similar to SpectraVision or Spectradyne.

     7.5   Employee Matters.  (a) On or before the business day immediately
           ----------------
preceding the Closing Date, Spectradyne shall terminate the employment of all of its officers and other employees. Except as may otherwise be provided in
Section 4 of this Agreement, neither Buyer nor any of its affiliates shall have any liability on account of the Debtors' employees (including without limitation any liability arising in connection with or with respect to any of the following: unemployment insurance contributions, termination payments, severance payments, retirement, pension, profit-sharing, bonus, severance pay, disability, health, accrued vacation, accrued sick leave or other employee benefit plans, agreements or understandings). Subject to Section 7.5(b) of this Agreement, if Buyer or any of its subsidiaries elects to hire any employee of Debtors, the terms and conditions (including the scope and amount of all benefits) under which any employment will be offered to employees of such Debtor by Buyer (or any of its subsidiaries) shall be determined by Buyer in its sole discretion.
To the extent required by applicable law, prior to the Closing Date each Debtor shall provide all necessary notices to the employees of such Debtor with respect to the closing of any of such Debtor's facilities, and the Debtors' Estates shall be responsible for all (and from and after the Closing none of Buyer, Spectradyne or any of their post-closing affiliates shall be responsible for any) of the liabilities that may arise as a result of any failure by any Debtor to provide any such notices.

           (b) Buyer (or any of its subsidiaries) may extend offers of employment to those employees of the Debtors that Buyer desires to hire, which offers shall be on terms and conditions that Buyer shall determine in its sole discretion. Each Debtor hereby waives any and all claims against Buyer, Buyer's affiliates and/or such Debtor's employees arising from any such employment (including, without limitation, any claims arising under or with respect to any employment agreement or agreement not to compete). Each Debtor shall cooperate with Buyer in Buyer's efforts to secure satisfactory employment arrangements with such Debtor's employees to whom Buyer (or any of its subsidiaries) makes offers of employment.

           (c) Nothing in this Agreement, the OCV Agreement or the Plan Sponsor Agreement shall confer upon any employee of any Debtor any right to be employed after the Closing Date by Buyer, Spectradyne or any of their subsidiaries or post-closing affiliates. In addition, nothing in this Agreement shall prevent the Debtors from taking actions that seek to minimize the expenses incurred by the Debtors' Estates in connection with the termination to the Debtors' employees.

     7.6   Reformation of  Plan.  If following the filing of the Plan and
           --------------------
Disclosure Statement, any of the Debtors or the Creditors 'Committee notify Ascent that there are substantial grounds for concluding that the Plan cannot be confirmed within a reasonable period of time, then Ascent shall have a thirty
(30) day exclusive period to reformulate the terms of the Plan.

     7.7   Agreements with Ascent.  Prior to the Closing Date, Ascent and its
           ----------------------
affiliates may enter into agreements with Buyer (or any of Buyer's subsidiaries) with respect to the provision of management services, matters of corporate governance, technology licensing, tax sharing and other operating matters, subject to the approval of Buyer's board of directors and on terms at least as favorable as may be available to Buyer in comparable third-party transactions.

     7.8   No Conflicting Agreements.  No Party shall enter into any agreement
           -------------------------
that would adversely affect (i) its ability to perform its obligations under this Agreement, or (ii) the rights of any other Party under this Agreement or the Procedures Order.

     7.9   Assumption, Rejection and Modification of Agreements.  On and after
           ----------------------------------------------------
May 18, 1996, the Debtors shall not assume or reject any leases or executory contracts, incur any material indebtedness or obligations (other than pursuant to the DIP Loan Agreement), amend the terms of the DIP Loan Agreement, or enter into or amend any other material contracts or make any material commitments (including, without limitation, any employment or severance agreements), without prior written notice to and consultation with Ascent. If directed by Buyer or Ascent in writing, Spectradyne shall move to assume and the Non-Spectradyne Debtors shall move to assume and assign to Spectradyne, any supplier, customer or other contracts or leases that Ascent or Buyer determine are necessary for the provisions of services by Buyer, Spectradyne and their post-closing affiliates, and each such assumption and assignment shall become effective on the Closing Date. Buyer and its subsidiaries shall have the right to find alternative sources of products and services and will have no obligation to agree to the assumption by any of the Debtors, or the assignment to Spectradyne, of any contract or lease. The Parties will cooperate to minimize the costs to be incurred by Buyer, Spectradyne and their post-closing affiliates pursuant to
Section 4 of this Agreement.

     7.10  Financial and Budget Information.  On and after May 18, 1996, (i) the
           --------------------------------
Debtors shall provide Ascent with copies of the financial and budgetary information provided to the DIP Lender and/or the Creditors' Committee, and (ii) Buyer shall cause OCV to provide the Debtors and the Creditors' Committee, subject to an appropriate confidentiality agreement, with comparable financial information.

     7.11  Cooperation.  (a) The Debtors and Ascent shall (i) cause any
           -----------
necessary filings with any governmental agency to be made expeditiously, and
(ii) obtain or cooperate in obtaining any necessary government or third-party approvals (including, without limitation, any filings or registrations with the SEC or state securities regulatory authorities). In addition, each of the Parties agrees to use its best efforts to expeditiously prepare, file and seek confirmation of the Plan.

           (b) After the Closing Date, Buyer shall provide SpectraVision and the Creditors' Committee with reasonable access to (i) the Records, and (ii) the former employees of the Debtors that are hired by Buyer; provided, however, that any such access shall only be given during normal business hours of Buyer and/or its subsidiaries at the place of their business; provided further that any reasonable fees, costs and expenses incurred or suffered by Buyer or its subsidiaries in connection with providing such access shall be paid by the Party requesting such access.

           (c) After the Closing Date, the Debtors shall provide Buyer and/or its representatives, agents and designees with (i) reasonable access to the Debtors books and records, employees, agents, accountants, advisors and other representatives, and (ii) such other persons and information as Buyer shall request with respect to the assets, liabilities and businesses of the Debtors; provided, however, that any such access shall only be given during normal business hours of the Debtors at the place of their business; provided further that any reasonable fees, costs and expenses incurred or suffered by the Debtors in connection with providing such access shall be paid by Buyer.

     7.12  Balance Sheets.
           --------------

           7.12.1   Pre-Closing and Closing Balance Sheets.  At least five (5)
                    --------------------------------------
business days prior to the Closing Date, SpectraVision shall deliver to Ascent a pro forma balance sheet for Spectradyne (the "Pre-Closing Balance Sheet"), which shall set forth SpectraVision's best estimate of the Current Assets, Current Liabilities, Adjusted Current Assets and Adjusted Current Liabilities as of the Closing Date after giving effect to the provisions of Sections 3 and 4 of this Agreement. Within 15 days after the Closing Date, SpectraVision shall deliver a balance sheet for Spectradyne (the "Closing Balance Sheet), which shall fairly present the Current Assets, Current Liabilities, Adjusted Current Assets and Adjusted Current Liabilities as of the Closing Date after giving effect to the provisions of Sections 3 and 4 of this

Agreement. The Pre-Closing Balance Sheet and the Closing Balance Sheet shall each be (i) prepared from the books and records of the Debtors in conformity with GAAP, and (ii) accompanied by worksheets that support the calculation of the Adjusted Current Assets and the Adjusted Current Liabilities. In addition, the Closing Balance Sheet shall be accompanied by a letter from the Debtors' accountants (which shall be in form and substance reasonably satisfactory to Buyer) stating that the Closing Balance Sheet (a) has been prepared in a manner consistent with the Financial Statements in conformity with GAAP, and (b) fairly presents the assets and liabilities set forth therein.

           7.12.2   Buyer's Statement and Resolution Period.  Within twenty (20)
                    ---------------------------------------
days of the delivery of the Closing Balance Sheet to Buyer, Buyer may deliver a written statement (the "Buyer's Statement") to SpectroVision and the Creditors' Committee setting forth any disagreement that Buyer or its accountants has with respect to the accuracy of the computation or classification of the Current Assets, Current Liabilities, Adjusted Current Assets or Adjusted Current Liabilities reflected in the Closing Balance Sheet; provided, however, that if any Debtor has not provided Buyer and its representatives with reasonable access immediately after the Closing in accordance with the provisions of Section
7.12.3 of this Agreement, the time in which Buyer may deliver the Buyer's Statement shall be extended by the number of days that Buyer and/or its representatives were not provided such access.

           7.12.3   Access to be Provided by the Debtors . The Debtors shall
                    ------------------------------------
provide Buyer and Buyer's accountants, and their respective representatives, with reasonable access to all books and records of the Debtors (including, but not limited to, the books, records, schedules, work papers and audit programs of the Debtors' accountants), and Buyer shall be permitted to examine and make copies of such books and records. In addition, the Debtors shall provide Buyer with reasonable access to representatives of the Debtors' accountants.

           7.12.4   Resolution of Disputes.  In the event that SpectraVision,
                    ----------------------
the Creditors' Committee and Buyer are unable to reach an agreement with respect to any disagreement that Buyer has with respect to the Closing Balance Sheet as set forth in the Buyer's Statement prior to the expiration of the Resolution Period, then Buyer may commence an action before the Bankruptcy Court to resolve each disagreement that Buyer has with respect to the Closing Balance Sheet as soon as practicable after the expiration of the Resolution Period (or such earlier date as is acceptable to Buyer, SpectraVision and the Creditors' Committee).

     7.13  Equipment and Supplies.  Buyer shall be responsible for acquiring, at
           ----------------------
its expense, all equipment, supplies, materials, hardware and software, and services reasonably necessary for (i) the operation of its business (and the business of each of its subsidiaries) after giving effect to the Transactions, and (ii) carrying out the contractual and other obligations that Buyer (and its subsidiaries) will undertake under the Plan and the ancillary agreements thereunder.

     7.14  Further Assurances  After the Closing, (i) the Debtors and the
           ------------------
Creditors' Committee shall, at the request of Buyer or Ascent, take such additional actions, and execute and deliver such additional documents and instruments, as may be reasonably necessary or appropriate to effect the transactions contemplated by, and to carry out the intent of, this Agreement, and (ii) Buyer shall, at the request of the Debtors' or the Creditors' Committee, take such additional actions, and execute and deliver such additional documents and instruments, as may be reasonably necessary or appropriate to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

     7.15  Incurrence of Debt by Buyer.  Buyer and its subsidiaries may borrow
           ---------------------------
funds on or prior to the Closing Date in such amounts as are determined by Buyer to be necessary to perform all of their obligations under this Agreement and the OCV Agreement. Subject to Section 7.7, any debt incurred by Buyer under or in connection with this Agreement and the OCV Agreement shall be on terms and conditions that are acceptable to Buyer in its sole discretion after consultation with SpectraVision and the Creditors' Committee.

     7.16  Directors and Officers Spectradyne.  Immediately prior to the Closing
           ----------------------------------
all of the directors of Spectradyne shall resign from Spectradyne's board of directors. Upon the Closing, the officers and directors of Spectradyne shall be the persons selected by the Buyer prior to the Closing.

     7.17  Certificate of Incorporation and Bylaws of Spectradyne.  On or prior
           ------------------------------------------------------
to the Closing Date, if and to the extent directed by Buyer, the certificate of incorporation and by-laws of Spectradyne shall be amended to be in form and substance satisfactory to Buyer.

     7.18  Sale of Common Stock.  The Debtors and the Creditors' Committee
           --------------------
acknowledge and agree that (i) none of the Common Stock to be distributed to the Creditors, or an agent on their behalf, pursuant to Section 5.1.1 of this Agreement shall be sold or transferred to any person or entity other than Creditors pursuant to the Plan unless, prior to such sale or transfer, the Debtors have delivered to Buyer an opinion of counsel to the effect that such sole or transfer is exempt from the registration requirements of the Securities Act and all applicable state securities laws, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to Buyer, and (ii) any shares of Common Stock that are sold or transferred to any person or entity other than a Creditor shall bear the legend, if any, specified by Buyer.

                                 SECTION 8
                              CONDITIONS PRECEDENT
                              --------------------

     8.1   Mutual Conditions.  The obligations of the Debtors and Buyer under
           -----------------
this Agreement are subject to the satisfaction of each of the following conditions:

           8.1.1   Authorizations.  All Authorizations required to consummate
                   --------------
the Transactions shall have been obtained.

           8.1.2   Absence of Adverse Order.  As of the Closing Date, no court
                   ------------------------
has entered an order that enjoins, restrains, or prohibits the consummation of the Transactions.

           8.1.3   The Plan.  The Plan shall (i) incorporate the terms of this
                   --------
Agreement, (ii) have been confirmed pursuant to the Confirmation Order, and
(iii) have become effective in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

           8.1.4   Independent Directors.  If the Common Stock is listed on a
                   ---------------------
national securities exchange or the NASDAQ National Market, Buyer's board of directors shall satisfy the applicable requirements, if any, for independent directors.

     8.2   Conditions to Buyer's Obligations.  In addition to satisfaction of
           ---------------------------------
the mutual conditions set forth in Section 8.1 of this Agreement, the obligations of Buyer under this Agreement shall be subject to the satisfaction of each of the following conditions

           8.2.1   Representations and Warranties of the Debtors.  The
                   ---------------------------------------------
representations and warranties of the Debtors in this Agreement shall be true and correct on the Closing Date as if made on and as of that date, except for changes occurring in the ordinary course of the Debtors' businesses (provided that such changes do not have a material adverse effect on the Debtors' businesses taken as a whole), or with the prior written consent of Ascent.

           8.2.2   Compliance with Conditions.  All of the terms, conditions,
                   --------------------------
covenants and agreements to be complied with or performed by the Debtors and the Creditors' Committee under this Agreement on or before the Closing Date shall have been duly complied with or performed in all material respects.

           8.2.3   Confirmation Order.  Unless otherwise agreed to in writing by
                   ------------------
Buyer, the Confirmation Order shall have become a Final Order that, among other things, (A) approves the Debtors' execution, delivery and performance of this Agreement and all other agreements contemplated by this Agreement; (B) approves the transfer of the Assets owned by the Non-Spectradyne Debtors to Spectradyne:
(C) approves the transfer of the Excluded Assets owned by Spectradyne to SPI
Newco: (D) approves the contribution of the SPI Newco Debt to Spectradyne: (E) approves the sale of the Spectradyne Stock to Buyer free and clear of all liens, claims, interests, rights of others and encumbrances of every kind and provides that all of the Assets are legally and beneficially owned by Spectradyne free and clear of (i) all liens, claims and encumbrances of the DIP Lender, and (ii) all other liens, claims, interests, rights of others and encumbrances to the fullest extent permitted by the Bankruptcy Code; (F) includes an express finding that Buyer is a "good faith purchaser" of the Spectradyne Stock; (G) enjoins and restrains (i) the DIP Lender from asserting any lien that it has against the Spectradyne Stock or the Assets, and (iii) all other creditors of the Debtors from asserting any lien, claim, interest or encumbrance (other than any lien, claim, interest or encumbrance that cannot be removed under the Bankruptcy Code) that it has or had against the Spectradyne Stock or any of the Assets; (H) includes a reservation of Jurisdiction by the Bankruptcy Court to implement and enforce this Agreement and Buyer's peaceful use and enjoyment of the Assets after the Closing Date, free and clear of all liens, claims, and encumbrances to the fullest extent permitted under the Bankruptcy Code; (I) terminates the automatic stay under Section 362 of the Bankruptcy Code to the extent necessary to permit Buyer to enforce the terms of this Agreement, (J) releases Ascent, OCV, Buyer and their post-closing affiliates, representatives, employees and agents from any claims related to or arising in the Bankruptcy Case through the Closing Date other than claims arising under this Agreement; (K) provides that the transfer of the Spectradyne Stock to Buyer is exempt from any tax to the fullest extent permitted by Section 1146 of the Bankruptcy Code; (L) provides that the issuance of Common Stock and Creditor Warrants to the Creditors in accordance with the terms of this Agreement is exempt from registration under the Securities Act and all applicable state and local securities laws; and (M) any other matter that the Buyer shall reasonably determine is necessary or appropriate to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

           8.2.4   Confirmation Letter Obtained.  The Confirmation Letter shall
                   ----------------------------
have been received by Buyer in form and substance reasonably satisfactory to Buyer.

           8.2.5   No Material Change.  Since December 31, 1995, there shall
                   ------------------
have been no material adverse change in the number of rooms under contract by the Debtors, or in the hotel chains party to such contracts, except to the extent that (i) the Debtors have listed such contracts on Exhibit A to the Plan Sponsor Agreement, a copy of which is attached to this Agreement as Exhibit F,
(ii) OCV shall have entered into contracts with respect to such rooms or hotel chains, or (iii) such change is the result of actions that were taken with the prior written approval of Ascent.

           8.2.6   Material Documents Satisfactory to Buyer.  The Disclosure
                   ----------------------------------------
Statement, the Plan and the Confirmation Order shall (i) incorporate, and otherwise be consistent with, the terms of this Agreement and the OCV Agreement, and (ii) be in form and substance reasonably satisfactory to Buyer.

           8.2.7   Closing Documents.  The Debtors shall deliver to Buyer all
                   -----------------
the closing documents specified in Section 9.2.1 of this Agreement, each of which shall be dated as of the Closing Date, duly executed and in a form reasonably satisfactory to Buyer.

           8.2.8   No Buyer Termination Event.  No Buyer Termination Event shall
                   --------------------------
have occurred (other than Buyer Termination Events, if any, that have been waived by Buyer in writing).

           8.2.9   No Default Notice or Termination Notice.  Buyer has not sent
                   ---------------------------------------
(i) any uncured Default Notice to SpectraVision (other than Default Notices, if any, that have been rescinded or waived by Buyer in writing), or (ii) a Termination Notice to SpectraVision.

           8.2.10  Court Approval of Directors Nominated by Ascent.  The
                   -----------------------------------------------
Bankruptcy Court shall have approved the appointment of five persons selected by Ascent to Buyer's initial board of directors; provided, however, that if the Bankruptcy Court shall not approve any person selected by Ascent to serve as a director of Buyer, Ascent shall select a replacement for such person as soon as practicable. Ascent shall have the sole right to select all of the initial officers of Buyer.

           8.2.11  Board Nominees of Creditors' Committee.  The two persons
                   --------------------------------------
selected by the Creditors' Committee for Buyer's initial board of directors shall have been approved by Ascent (which approval shall not be unreasonably withheld).

           8.2.12  Registration of Common Stock and Warrants, A registration
                   -----------------------------------------
statement covering both the Common Stock to be issued to OCV's stockholders pursuant to this Agreement and the Non-Creditor Warrants to be issued to the OCV Warrant Parties (and the Common Stock to be issued upon the exercise of the Non-Creditor Warrants) pursuant to this Agreement shall have been filed with, and declared effective by the SEC (and no stop order or other action has been taken, and no proceeding has been commenced, to enjoin distribution of such shares), and such Common Stock and Warrants shall have been qualified under all applicable state securities laws.

           8.2.13  Pre-Closing Balance Sheet.  Buyer shall have received the
                   -------------------------
Pre-Closing Balance Sheet at least five (5) business days prior to the Closing Date, which shall be in form and substance reasonably satisfactory to Buyer.

     8.3   Conditions to the Debtors' Obligation.  In addition to satisfaction
           -------------------------------------
of the mutual conditions set forth in Section 8.1 of this Agreement, the obligations of the Debtors under this Agreement shall be subject to satisfaction of each of the following conditions:

           8.3.1   Representations and Warranties of Buyer.  The representations
                   ---------------------------------------
and warranties of Buyer in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of that date. The representations and warranties made by OCV in the OCV Agreement shall be true and correct on the Closing Date as if made on and as of that date, except for changes occurring in the ordinary course of OCV's business (provided that such changes do not have a material adverse effect on OCV's business taken as a whole), or with the prior written consent of SpectraVision and the Creditors' Committee.

           8.3.2   Compliance with Conditions.  All of the terms, conditions,
                   --------------------------
covenants and agreements to be complied with or performed by Buyer or Ascent on or before the Closing Date under this Agreement shall have been duly complied with or performed in all material respects. All of the terms, conditions, covenants and agreements to be complied with or performed by OCV on or before the Closing Date (and which have not been performed on its behalf by Buyer) under the OCV Agreement shall have been duly complied with or performed in all material respects.

           8.3.3   OCV Agreement.  Contemporaneously with the sale and
                   -------------
assignment of the Spectradyne Stock to Buyer pursuant to this Agreement, a newly formed wholly-owned subsidiary of Buyer shall be merged with and into OCV (the "Merger"), with OCV as the surviving corporation. Prior to the consummation of the Merger, all conditions to Buyer's obligations to acquire the OCV Assets under the OCV Agreement shall have been satisfied or waived and the OCV Agreement shall not have amended, supplemented or modified without the prior written consent of SpectraVision and the Creditors' Committee.

           8.3.4   Closing Documents.  Buyer shall deliver to SpectraVision all
                   -----------------
the closing documents specified in Section 9.2.2 of this Agreement, each of which shall be dated as of the Closing Date, duly executed and in a form reasonably satisfactory to SpectraVision.

           8.3.5   No Default Notice.  SpectraVision has not sent (i) any
                   -----------------
Default Notice to Buyer (other than Default Notices, if any, that have been rescinded or waived by SpectraVision in writing), or (ii) a Termination Notice to Buyer. The Creditors' Committee has not sent (a) any Default Notice to Buyer (other than Default Notices, if any, that have been rescinded or waived by the Creditors' Committee in writing), and (b) a Termination Notice to Buyer.

           8.3.6   Nomination of Directors by the Creditors' Committee. The
                   ---------------------------------------------------
Creditors' Committee shall have been permitted an opportunity to nominate two persons to serve as directors on Buyer's initial Board of Directors, both of which shall be subject to the written approval of the Bankruptcy Court and Ascent. If any nominee of the Creditors' Committee is not approved by the Bankruptcy Court or Ascent, the Creditors' Committee shall have been permitted an opportunity to nominate a replacement to serve as a director of Buyer, which replacement shall also be subject to the written approval of the Bankruptcy Court and Ascent; provided, however, that Ascents approval of any nominee of the Creditors' Committee shall not be unreasonably withheld.

           8.3.7   Warrant Agreement and Registration of Rights Agreement. The
                   ------------------------------------------------------
Warrant Agreement shall be in full force and effect and, if any Creditors are entitled to registration rights as provided in Section 5.3.3 of this Agreement, the Registration Rights Agreement shall be in full force and effect.

           8.3.8   Payment of DIP Loan.  Buyer shall have made arrangements to
                   -------------------
repay the amounts due and payable under the DIP Loan as of the Closing Date up to a maximum amount of $40,000,000.

           8.3.9   OCV Debt.  Except as provided in this Agreement or the OCV
                   --------
Agreement, prior to the Closing Date, OCV shall not have (i) incurred any debt that will be assumed or paid by Buyer (or any wholly-owned subsidiary of Buyer) other than the Additional OCV Debt and the current liabilities of OCV, (ii) engaged in any transaction out of the ordinary course of its business, (iii) changed the manner in which it has conducted its business operations through March 1, 1996, from either an operational or financial perspective, or (iv) taken any action or omit to take any action that would materially adversely affect its financial condition or results of operations, taken as a whole.

           8.3.10  Compliance with Securities Laws.  Either: (1) the Common
                   -------------------------------
stock and the Warrants (including the Common Stock to be issued upon the exercise of the Warrants) to be issued to the Creditors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act pursuant to Section 1145 of the Bankruptcy Code, or (2) to the extent that any such Common Stock or Warrants would not be exempt from such registration requirements upon issuance, a registration statement covering such Common Stock and Warrants shall have been filed with, and declared effective by (and no stop order or other action has been taken, and no proceeding has been commenced, to enjoin distribution of such shares) the SEC, and such Common Stock and Warrants shall have been qualified under applicable state securities laws.

           8.3.11  Material Documents Satisfactory to SpectraVision and
                   ----------------------------------------------------
Creditors' Committee.  The Disclosure Statement, the Plan and the Confirmation
- --------------------
Order shall (i) incorporate, and otherwise be consistent with, the terms of this Agreement and the OCV Agreement, and (ii) be in form and substance reasonably satisfactory to SpectraVision and the Creditors' Committee.

           8.3.12  No Debtor Termination Event.  No Debtor Termination Event
                   ---------------------------
shall have occurred (other than Debtor Termination Events, if any, that have been waived by SpectraVision and the Creditors' Committee in writing).

           8.3.13  Capital Structure of Buyer.  On the Closing Date, after
                   --------------------------
giving effect to the Transactions, (i) no capital stock of Buyer will be outstanding other than the Common Stock to be issued pursuant to Section 5 of this Agreement and one share of Common Stock issued to Ascent in connection with the formation of Buyer, and Buyer shall have no obligation to issue any additional shares of Common Stock other than pursuant to this Agreement and the OCV Agreement, (ii) no warrants, options or other rights to acquire shares of Common Stock shall be outstanding and Buyer shall have no obligation to issue any warrants, options or other rights to acquire shares of Common Stock other than the Warrants to be issued pursuant to Section 5 of this Agreement and options to be issued under an employee stock option plan to be adopted by Buyer on or about the Closing Date, and (iii) the aggregate consolidated debt of Buyer and its subsidiaries will not exceed the sum of (a) the amount of debt assumed or incurred by Buyer in connection with its obligations under this Agreement,
(b) the aggregate outstanding debt of Spectradyne and its subsidiaries after giving effect to all of the provisions of Section 4 of this Agreement, (c) the Additional OCV Debt as of the Closing Date after giving effect to the Transactions, and (d) the current liabilities of OCV.

     8.4   Waiver of Conditions Precedent.  If any condition described in this
           ------------------------------
Section 8 has not been satisfied, the Party that is entitled to require that such condition be satisfied may (in its sole discretion) waive such condition.

                                   SECTION 9
                                    CLOSING
                                    -------

     9.1   Closing Date.  The transactions contemplated by this Agreement shall
           ------------
close (the "Closing") on the Closing Date. The Closing shall take place at such location and time as is mutually acceptable to the Parties.

     9.2   Performance at Closing.  The following documents shall be executed
           ----------------------
     and delivered at Closing:

           9.2.1   By Debtors.  The Debtors shall deliver to Buyer:
                   ----------

                   (a) Certificates of the officers of the Debtors in form and substance reasonably satisfactory to Buyer with respect to such matters as Buyer may reasonably request (including, but not necessarily limited to, a certificate with respect to each Debtor that (i) all conditions precedent to be satisfied by such Debtor under this Agreement have been satisfied in all material respects,
(ii) such Debtor has performed all of its duties under this Agreement in all material respects, (iii) the representations and warranties of such Debtor in this Agreement are true and correct on the Closing Date, except for changes occurring in the ordinary course of the Debtors' businesses (provided that such changes do not have a material adverse effect on the Debtors' business taken as a whole), or with the prior written consent of Ascent, and (iv) evidencing the incumbency and signatures of such Debtor's officers authorized to act on behalf of such Debtor with respect to the transactions contemplated by this Agreement.

                   (b) To the extent deemed necessary or appropriate by Buyer, such bills of sale, warranty deeds and other instruments of transfer and assignment as Buyer may reasonably request to insure the full conveyance of the Spectradyne Stock to Buyer, the Assets owned by the Non-Spectradyne Debtors to Spectradyne and the Excluded Assets owned by Spectradyne to SPI Newco, in each case in form and substance reasonably satisfactory to Buyer.

                   (c) Copies of all Authorizations, if any, required to be obtained by the Debtors to consummate the transactions contemplated by this Agreement.

                   (d) Certified copies of (i) the resolutions of each Debtor's board of directors then in full force and effect authorizing the transactions contemplated by this Agreement and the execution of all of the documents entered into by such Debtor to effectuate such transactions, and (ii) the certificate of incorporation and bylaws of each Debtor and each Foreign Subsidiary.

                   (e)  The Confirmation Order and the Confirmation Letter.

                   (f) Opinions of Debtors' counsel with respect to such matters Buyer shall reasonably request, which opinions shall be in form and substance reasonably satisfactory to Buyer.

                   (g) Physical possession of (i) the Spectradyne Stock, (ii) original copies of all Assets that constitute contracts, agreements, securities and similar assets, and (iii) all of the Records.

                   (h) An updated schedule of all liabilities and obligations to be assumed or paid by Buyer and/or its subsidiaries pursuant to Section 4 of this Agreement.

           9.2.2   By Buyer.  Buyer shall deliver to SpectraVision:
                   --------

                   (a) Certificates of the officers of Buyer in form and substance reasonably satisfactory to SpectraVision with respect to such matters as SpectraVision may reasonably request (including, but not necessarily limited to, a certificate with respect to Buyer that (i) all conditions precedent to be satisfied by Buyer under this Agreement have been satisfied in all material respects, (ii) Buyer has performed all of its duties under this Agreement in all material respects, (iii) the representations and warranties of Buyer in this Agreement are true and correct on the Closing Date in all material respects, and
(iv) evidencing the incumbency and signatures of Buyer's officers authorized to act on behalf of Buyer with respect to the transactions contemplated by this Agreement).

                   (b) Such assumption agreements and other instruments and documents as are necessary to confirm and evidence Buyer's assumption of the Debtors' liabilities and obligations that are to be assumed by Buyer pursuant to
Section 4 of this Agreement,

                   (c) Certified copies of (i) the resolutions of Buyer's board of directors then in full force and effect authorizing the transactions contemplated by this Agreement and the execution of all of the documents entered into by Buyer to effectuate such transactions, and (ii) the Certificate of Incorporation and Bylaws.

                   (d) Opinions of Buyer's counsel with respect to such matters as SpectraVision shall reasonably request, which opinions shall be in form and substance reasonably satisfactory to the Debtors and the Creditors' Committee.

     9.3   Other Documents and Acts.  The Debtors and Buyer shall also execute
           ------------------------
such other documents and perform such other acts, before and after the Closing Date, as may be reasonably necessary or appropriate for the consummation of the Transactions.

                                   SECTION 10
                   NOTICE OF DEFAULT AND ADVERSE DEVELOPMENTS
                   ------------------------------------------

     10.1  Notice of Default. If any Party determines that any other Party is
           -----------------
default of its material obligations, or has breached any of its representations and warranties in any material respect, under this Agreement such Party shall provide the defaulting Party and the other non-defaulting Parties with notice (a "Default Notice") specifying in reasonable detail the nature of such default or breach; provided, however, that delivery of a Default Notice by any Party to a defaulting Party shall not constitute a waiver of (i) any default or breach by the defaulting Party, or (ii) any rights or remedies under this Agreement of any non-defaulting Party.

     10.2  Notice of Adverse Developments.  Each Party shall promptly notify the
           ------------------------------
other Parties of each development known to such Party that may have a material adverse effect on the operation of the Debtors' businesses or any of the Assets; provided, however, that the compliance by the Debtors and/or the Creditors' Committee with the disclosure requirements of this Section 7.4 shall not relieve the Debtors of any obligation with respect to their representations, warranties, covenants and agreements in this Agreement or waive any condition to Buyer's obligations under this Agreement.

                                  SECTION I I
                         TERMINATION OF THIS AGREEMENT
                         -----------------------------

     11.1  By Any Party.  If any Party has delivered a Default Notice to the
           ------------
other Parties pursuant to Section 10 of this Agreement and the default described in such notice has not been cured within twenty (20) days after delivery of such notice, then the Party giving such notice may terminate this Agreement.

     11.2  By Buyer and Ascent.  This Agreement may be terminated by Buyer and
           -------------------
Ascent, at their election, prior to the Closing upon the occurrence of any of the following events (each, a "Buyer Termination Event"):

           (a)  A trustee is appointed in the Bankruptcy Case;

           (b) The Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code; or

           (c) The Closing Date has not occurred on or before October 30,1996 or such later date as is acceptable to Buyer and Ascent.

     11.3  By Spectradyne and the Creditors' Committee. This Agreement may be
           -------------------------------------------
terminated by SpectraVision and the Creditors' Committee, at their election, prior to the Closing upon the occurrence of any of the following events (each, a "Debtor Termination Event"):

           (a) The Closing Date has not occurred on or before October 30, 1996 or such later date as is acceptable to SpectraVision and the Creditors' Committee; or

           (b) The Debtors receive a higher and better offer for their assets that complies with the terms and conditions of the Procedures Order and the Disclosure Order and Ascent or Buyer has not matched such offer in accordance with the terms and conditions of the Procedures Order and the Disclosure Order.

     11.4  Notice of Termination.  Any Party that elects to exercise its right
           ---------------------
to terminate this Agreement pursuant to Section 11.1, 11.2 or 11.3 of this Agreement may do so by sending a written notice (a "Termination Notice") to the other Parties in the manner provided in Section 12.2 of this Agreement. In the event of any termination of this Agreement, the Parties shall have no further obligations or liabilities to one another under this Agreement, provided, however, that notwithstanding any termination of this Agreement, Ascent shall retain all of the rights and remedies granted to it under the Procedures Order.

                                   SECTION 12
                               GENERAL PROVISIONS
                               ------------------

     12.1  Expenses.  Except as otherwise provided in this Agreement and the
           --------
Procedures Order, all expenses involved in the preparation and consummation of this Agreement shall be borne by the Party incurring such expense whether or not the transactions contemplated by this Agreement are consummated. To the extent not exempted by section 1146 of the Bankruptcy Code, all recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by the Debtors. In the event that any Common Stock and/or Warrants being issued to the Creditors on the Closing Date are required to be registered under the Securities Act, all of the fees and expenses incurred in connection with such registration shall be paid by Buyer.

     12.2  Notices.  All notices, requests, demands, and other communications
           -------
pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by (i) Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery, or (ii) fax upon confirmation of delivery) to the Party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

           (a)  If to the Debtors:

                SpectraVision, Inc. 1501 North Plano Road
                Richardson, Texas 75081
                Attention: President
                Telephone: (214) 234-2721
                Telecopy: (214) 301-9296

                With a copy to:

                Haynes and Boone, L.L.P.
                3100 NationsBank Plaza
                901 Main Street
                Dallas, Texas 75202-3789
                Attention:  William R. Hays, III
                            Robert D. Albergotti
                Telephone: (214) 651-5000
                Telecopy: (214) 651-5940

           (b)  If to Buyer:

                (Newco)
                c/o Ascent Entertainment Group, Inc.
                1200 Seventeenth Street
                Denver, CO 80202
                Attention: President
                Telephone: (303) 572-0381
                Telecopy: (303) 572-0396

                With a copy to:

                Latham & Watkins
                885 Third Avenue
                Suite 1000
                New York, New York 10022
                Attention: Roger H. Kimmel
                Telephone: (212) 906-1200
                Telecopy: (212) 751-4864

                        and

                Wilmer, Cutler & Pickering
                2445 M Street, N.W.
                Washington, D.C. 20037-1420
                Attention: William J. Perlstein
                Telephone: (202) 663-6000
                Telecopy: (202) 663-6363

           (c)  If to Ascent:

                Ascent Entertainment Group, Inc.
                1200 Seventeenth Street
                Denver, CO 80202
                Attention: President
                Telephone: (303) 572-0381
                Telecopy: (303) 572-0396

           (d)  If to the Creditors' Committee:

                Wachtell, Lipton, Rosen and Kate
                51 W. 52nd Street
                New York, New York 10019
                Attention: Chaim J. Fortgang
                Telephone: (212) 403-1 000
                Telecopy: (212) 403-2000

Any Party may change its address for notices by notice to the other Parties given pursuant to this Section 12.2. For purposes of this Agreement, any notice delivered to SpectraVision shall be deemed to have been given to all of the other Debtors at the time such notice is delivered to SpectraVision and any notice delivered to Ascent shall be deemed to have been given to Buyer.

     12.3  Attorneys Fees.  If any Party initiates any litigation against any
           --------------
other Party involving this Agreement prior to the Closing Date or pursuant to
Section 7.12.4 of this Agreement, each prevailing Party in any such litigation shall be entitled to receive reimbursement from the other Parties in that litigation of such prevailing Party's reasonable attorneys' fees and other costs and expenses incurred by such prevailing Party in connection with that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceedings

     12.4  Waiver.  Unless otherwise specifically agreed in writing to the
           ------
contrary by each adversely affected Party: (i) the failure of any Party at any time to require performance by the other of any provision of this Agreement shall not affect such Party's right thereafter to enforce the some: (ii) no waiver by any Party of any default by any other Party shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting Party, and no such waiver shall be taken or held to be a waiver by the non-defaulting Party of any other preceding or subsequent default, and (iii) no extension of time granted by any Party for the performance of any obligation or act by by any other Party shall be deemed to be an extension of time for the performance of any other obligation or act under this Agreement.

     12.5  Assignment: Survival of Representations, Warranties and Covenants.
           -----------------------------------------------------------------
Except as otherwise contemplated by this Agreement, no Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The representations and warranties of the Debtors in this Agreement shall expire on the Closing Date and neither the Debtors nor Buyer shall have any liability to any Person after the Closing Date for any breach of any of its representations, warranties, covenants or agreements under this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, the following shall survive the termination of this Agreement: (i) Buyer's obligations under Sections 4, 5 and
12.1 of this Agreement, (ii) the registration rights that any Creditor is entitled to pursuant to Section 5.3.3 of this Agreement, (iii) the post-closing obligations of the Parties set forth in Section 7 of this Agreement, and (iv) the Debtors' obligations under Section 12.1 of this Agreement.

     12.6  Entire Agreement.  This Agreement and the Exhibits and Schedules to
           ----------------
this Agreement (which are incorporated by reference in this Agreement), the OCV Agreement and the Addendum constitute the entire agreement among the Parties with respect to the Transactions, and supersede and terminate any prior agreements (including, but not limited to, the Plan Sponsor Agreement) between the Parties (written or oral). Except as provided in Section 3.5 of this Agreement, neither this Agreement nor any Exhibit or Schedule may be altered or amended except by an instrument in writing by all of the Parties.

     12.7  Counterparts.  This Agreement may be signed in any number of
           ------------
counterparts with the some effect as if the signatures on each such counterpart were on the same instrument.

     12.8  Construction.  The Section headings of this Agreement are for
           ------------
convenience only and in no way modify, interpret or construe the meaning of specific provisions of this Agreement. As used in this Agreement, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

     12.9  Severability.  If any one or more of the provisions contained in this
           ------------
Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the remainder of this Agreement shall then be fully enforceable.

     12.10 Choice of Low.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New York, without regard to the choice of law rules utilized in that jurisdiction.

     12.11 Consent to Jurisdiction.  To the maximum extent permitted by
           -----------------------
applicable law, each Party hereby irrevocably and unconditionally submits to the jurisdiction of the Bankruptcy Court, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding by a Party arising out of, or with respect to, this Agreement and expressly waive, to the fullest extent permitted by law, any objection that it or they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Any judgment in any such suit, action or proceeding may be entered, filed, registered and enforced in any federal or state court by entry, filing and/or registering of such judgment, by a suit upon such judgment or as otherwise permitted by applicable law. Final judgment in any such suit, action or proceeding shall be conclusive and binding upon the Parties. In the event of any dispute between any of the Parties in connection with this Agreement, to the extent permitted under applicable law, the Parties involved in such dispute shall seek redress in the Bankruptcy Court in a proceeding within the Bankruptcy Case.

     12.12 Counsel.  Each Party has been represented by its own counsel in
           -------
connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement (including, but not limited to, any rule of low to the effect that any provision of this Agreement shall be interpreted or construed against the Party whose counsel drafted that provision).

     12.13 Enforcement of the Rights of Buyer and the Debtors.  Until all of the
           --------------------------------------------------
transactions contemplated by this Agreement have been consummated on the Closing Date, (i) all of Buyer's rights under this Agreement shall be for the benefit of Ascent, (ii) Ascent shall be entitled to enforce any such rights against any other Party, and (iii) all of the Debtors' rights under this Agreement shall be for the benefit of the Debtors and the Creditors' Committee and any such rights may be enforced by either the Debtors or the Creditors' Committee.

     12.14 Creditors' Committee.  The execution of this Agreement by the
           --------------------
Creditors' Committee does not bind any member of the Creditors' Committee in its individual capacity. In addition, the Creditors' Committee shall have no obligations under this Agreement other than to support the Plan containing the terms set forth in this Agreement and the OCV Agreement (subject to any competing offer that complies with the provisions of the Procedures Order and the Disclosure Statement Order) and those provisions that specifically impose obligations on the Creditors' Committee or all Parties. Without limiting the generality of the foregoing, the Creditors' Committee shall not have any obligations or responsibilities in respect of the representations and warranties in this Agreement and the Creditors' Committee makes no representations or covenants, either express or implied, relating to the working capital of Spectradyne.

                           (SIGNATURES ON NEXT PAGE)

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

SPECTRAVISION, INC.                          SPECTRADYNE, INC.



By:_______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________



SPI NEWCO, INC.                              SPECTRADYNE INTERNATIONAL, INC.



By:_______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________



KALAVISION SYSTEMS, INC - USA                (NEWCO)


By:_______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________



ASCENT ENTERTAINMENT GROUP, INC.             THE CREDITORS' COMMITTEE


By:_______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________